UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Evans Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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March 22, 2012

To Our Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2012 Annual Meeting of Shareholders of Evans Bancorp, Inc. The Annual Meeting this year will be held at Romanello’s South Restaurant, 5793 South Park Avenue, Hamburg, New York, on Thursday, April 26, 2012 at 9:00 a.m. The formal Notice of the Annual Meeting is set forth on the following page.

The enclosed Notice and Proxy Statement contain details concerning the business to come before the 2012 Annual Meeting. The Board of Directors of Evans Bancorp recommends a vote “FOR” the election of Robert G. Miller, Jr., John R. O’Brien, and Michael J. Rogers as directors for a three year term. The Board of Directors of Evans Bancorp also recommends a vote “FOR” the amendment to increase the aggregate number of shares of Common Stock available for issuance under the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan from two hundred ten thousand (210,000) to five hundred ten thousand (510,000), and “FOR” ratification of the appointment of KPMG LLP as Evans Bancorp’s independent registered public accounting firm for fiscal year 2012.

To Vote:

Your vote is important, regardless of whether or not you attend the Annual Meeting in person. I urge you to sign, date, and return the enclosed proxy card in the postage-paid envelope provided as promptly as possible. In this way, you can be sure that your shares will be voted at the meeting. If you are voting “FOR” the election of the nominated directors, “FOR” the amendment to increase the aggregate number of shares of Common Stock available for issuance under the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan from two hundred ten thousand (210,000) to five hundred ten thousand (510,000) and “FOR” ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2012, you need only date, sign and return the proxy card.

Voting is tabulated by an independent firm; therefore, to ensure that your vote is received in a timely manner, please mail the white proxy card in the envelope provided-do not return the proxy card to Evans Bancorp, Inc.

To Attend the Annual Meeting:

The Annual Meeting will include a continental breakfast. To ensure that our reservation count will be accurate, if you plan to attend the meeting, please complete the appropriate section on the white proxy card and return it in the postage-paid envelope provided-do not return the proxy card to Evans Bancorp, Inc.

PLEASE NOTE THAT, DUE TO LIMITED SEATING, WE WILL NOT BE ABLE TO ACCOMMODATE GUESTS OF OUR SHAREHOLDERS AT THE ANNUAL MEETING, AND MUST LIMIT ATTENDANCE TO SHAREHOLDERS ONLY.

Thank you for your confidence and support.

Sincerely,

David J. Nasca
President and Chief Executive Officer

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EVANS BANCORP, INC.

14-16 North Main Street

Angola, New York 14006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2012

The Twenty-Fourth Annual Meeting of Shareholders of Evans Bancorp, Inc., a New York corporation (the “Company”), will be held on Thursday, April 26, 2012 at 9:00 a.m. at Romanello’s South Restaurant, 5793 South Park Avenue, Hamburg, New York, for the following purposes:

(1)	To elect three directors of the Company, such directors to hold office for the term of three years, and until the election and qualification of their successors.

(2)	To amend the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan to increase the aggregate number of shares of Common Stock available for issuance under the Plan from two hundred ten thousand (210,000) to five hundred ten thousand (510,000).

(3)	To ratify the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2012.

(4)	To act upon such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2012

The Company’s Proxy Statement and 2011 Annual Report, which includes the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, are available on the Company’s website at www.evansbancorp.com.

The Board of Directors has fixed the close of business on March 9, 2012 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

A copy of the Company’s Annual Report to Shareholders and Annual Report on Form 10-K for the Company’s 2011 fiscal year are enclosed for your reference.

Please complete and return the enclosed proxy card in the accompanying postage-paid, addressed envelope as soon as you have had an opportunity to review the attached Proxy Statement.

By Order of the Board of Directors
Robert G. Miller, Jr.
Secretary

Angola, New York

March 22, 2012

EVANS BANCORP, INC.

14-16 North Main Street

Angola, New York 14006

PROXY STATEMENT

Dated March 22, 2012

For the Annual Meeting of Shareholders

to be Held April 26, 2012

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Evans Bancorp, Inc., a New York corporation (the “Company”), in connection with the solicitation of proxies for use at the Twenty-Fourth Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Romanello’s South Restaurant, 5793 South Park Avenue, Hamburg, New York, on Thursday, April 26, 2012 at 9:00 a.m. and at any adjournments thereof. The enclosed proxy is being solicited by the Board of Directors of the Company. To obtain directions to be able to attend our Annual Meeting and vote in person, please contact Michelle A. Baumgarden, (716) 926-2032.

Shares of common stock represented by a proxy in the form enclosed, properly executed, will be voted in the manner instructed, or if no instructions are indicated, “FOR” the election of the director nominees named therein, “FOR” the amendment to increase the aggregate number of shares of Common Stock available for issuance under the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan from two hundred ten thousand (210,000) to five hundred ten thousand (510,000), and “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The proxy given by the enclosed proxy card may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Any shareholder of record may vote in person at the Annual Meeting, whether or not he or she has previously given a proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about March 22, 2012.

The following proposals will be considered at the meeting:

Proposal I – To elect three directors of the Company, such directors to hold office for the term of three years, and until the election and qualification of their successors.

Proposal II – To amend the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan to increase the aggregate number of shares of Common Stock available for issuance under the Plan from two hundred ten thousand (210,000) to five hundred ten thousand (510,000) (the “Plan Amendment”).

Proposal III – To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

The Board of Directors of the Company unanimously recommends that you vote “FOR” each of the proposals.

Voting Securities

Only holders of shares of common stock of record at the close of business on March 9, 2012 are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on March 9, 2012, the Company had 4,128,905 shares of common stock outstanding. For all matters to be voted on at the Annual Meeting, holders of common stock are entitled to one vote per share. A quorum of shareholders is necessary to hold a valid Annual Meeting. A majority of shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Broker non-votes and abstentions will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without timely instruction from the beneficial owner of the shares and no instruction is given.

Under New York law and the Company’s bylaws, directors are elected by the affirmative vote, in person or by proxy, of a plurality of the votes cast at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors. That means the three director nominees identified in this Proxy Statement will be elected if they receive more affirmative votes than any other nominees. The approval of the Plan Amendment (Proposal II) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal III) requires for adoption the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the proposal at the Annual Meeting.

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. For purposes of Proposal I (election of directors) and Proposal III (ratification of appointment of independent auditors), abstentions and broker non-votes are not treated as votes “cast” at the Annual Meeting, and will have no effect on the outcome of those proposals. For purposes of Proposal II (approval of the Plan Amendment), under applicable NYSE Amex guidelines, abstentions will be treated as votes cast at the Annual Meeting, and an abstention will therefore have the same effect as a vote against the proposal. Broker non-votes will not be treated as votes cast, and will have no effect on the outcome of Proposal II.

If you hold your shares (i.e., they are registered) through a bank, broker or other nominee in “street name” but you do not provide the firm that holds your shares with your specific voting instructions, it will only be allowed to vote your shares on your behalf in its discretion on “routine” matters, but it cannot vote your shares in its discretion on your behalf on any “non-routine” matters. Proposal I relating to the election of your Board’s nominees for Directors and Proposal II relating to the Plan Amendment are considered “non-routine” matters, and Proposal III relating to the appointment of the Company’s independent auditors for fiscal year 2012 is considered a “routine” matter. While your broker will have discretionary authority to vote your uninstructed shares “for” or “against” or “abstaining” from voting on Proposal III, if you do not give specific instructions to your broker how to vote your shares on your behalf with respect to Proposals I and II before the 10th day prior to the Annual Meeting, your broker will have no discretionary authority to vote your shares on those matters at the Annual Meeting. Therefore, if you hold your shares in street name, you must give specific instructions to your broker for your shares to be voted on the election of Directors or on the Plan Amendment at the Annual Meeting.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information, as of March 9, 2012, concerning, except as indicated in the footnotes below:

•	Each person whom we know beneficially owns more than 5% of our common stock.

•	Each of our directors and nominees for the board of directors.

•	Each of our Named Executive Officers, as defined below under “Executive Compensation”.

•	All of our directors and executive officers as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned. The number of shares beneficially owned by each person as of March 9, 2012 includes shares of common stock that such person has the right to acquire on or within 60 days after March 9, 2012 upon the exercise of options and shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof. For each individual included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of the 4,128,905 shares of common stock outstanding on March 9, 2012 plus the number of shares of common stock that such person or group has the right to acquire on or within 60 days after March 9, 2012. Beneficial ownership representing less than one percent is denoted with an “*”.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

Directors and Officers
James E. Biddle, Jr. (1)	21,747	*
Phillip Brothman (2)	44,120	1.1%
Marsha S. Henderson (3)	1,850	*
Kenneth C. Kirst (4)	16,223	*
Robert G. Miller, Jr. (5)	97,039	2.4%
David J. Nasca (6)	44,713	1.1%
John R. O’Brien (7)	10,489	*
Michael J. Rogers (8)	1,348	*
James Tilley (9)	6,320	*
Nancy W. Ware (10)	9,141	*
Thomas H. Waring, Jr. (11)	10,902	*
Lee C. Wortham (12)	1,850	*
Gary A. Kajtoch (13)	26,521	*
Cynthia M. Rich (14)	17,946	*

Directors and executive officers as a group (14 persons)	310,209	7.5%

5% Security Holders

Wellington Management Company, LLP (15) 75 State Street Boston, MA 02109	392,039	9.5%

Sandler O’Neill Asset Management, LLC (16) 780 Third Avenue, 5th Floor New York, NY 10017	353,800	8.6%

Castine Capital Management, LLC (17) One International Place, Suite 2401 Boston, MA 02110	231,565	5.6%

(1)	Includes 4,261 shares that Mr. Biddle may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(2)	Includes 3,309 shares owned by Mr. Brothman’s wife, 1,887 shares owned by Merrill Lynch as custodian for Phillip Brothman IRA account, 10,650 shares that Mr. Brothman may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(3)	Includes 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(4)	Includes 1,110 shares owned by Mr. Kirst’s wife, 2,000 shares that Mr. Kirst may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(5)	Includes 15,589 shares that Mr. Miller may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 1,614 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(6)	Includes 1,249 shares owned jointly by Mr. Nasca and his wife, 477 shares owned by Mr. Nasca’s children, 18,080 shares that Mr. Nasca may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 2,724 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(7)	Includes 3,921 shares that Mr. O’Brien may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(8)	Includes 648 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(9)	Includes 113 shares held by Mr. Tilley’s wife, 18 shares held by Mr. Tilley, as trustee, in trust for his grandson, 1,000 shares that Mr. Tilley may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 143 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(10)	Includes 4,261 shares that Ms. Ware may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(11)	Includes 900 shares held by Mr. Waring’s wife, 6,390 shares that Mr. Waring may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(12)	Includes 430 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(13)	Includes 9,555 shares that Mr. Kajtoch may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 1,404 shares of restricted stock that are subject to forfeiture and transfer restrictions until the vesting date thereof.
(14)	Includes 7,897 shares that Ms. Rich may acquire by exercise of options exercisable on March 9, 2012 or within 60 days thereafter and 1,170 shares of restricted stock that are subject ot forfeiture and transfer restrictions until the vesting date thereof.
(15)	Based on the most recently available Schedule 13G filed with the SEC on February 14, 2011.
(16)	Based on the most recently available Schedule 13D/A filed with the SEC on March 28, 2011.
(17)	Based on the most recently available Schedule 13G filed with the SEC on February 10, 2012.

Equity Compensation Plans. All equity compensation plans maintained by the company were approved by the Company’s shareholders. Shown below is certain information as of December 31, 2011 concerning the shares of the Company’s common stock that may be issued under existing equity compensation plans.

Equity Compensation Plan Information
Equity Compensation Plans Approved by Security Holders	Number of securities to be issued upon exercise of outstanding options (#)	Weighted- average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (#) (1)
Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan	135,630	13.41	47,375
Evans Bancorp, Inc. 1999 Employee Stock Option and Long-Term Incentive Plan	102,938	20.00	—
Evans Bancorp, Inc. Employee Stock Purchase Plan	—	—	98,236
Total	238,568		145,611

(1)	This column excludes shares reflected under the column “Number of Securities to be issued upon exercise of outstanding options.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who beneficially own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s officers and directors, the Company believes that during fiscal 2011, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by such persons.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s bylaws provide for a classified board of directors, with three classes of directors, each nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Board of Directors is authorized by the Company’s bylaws to fix from time to time, the number of directors that constitute the whole Board of Directors. The Board size has been set at thirteen members. The nominees for director at the 2012 Annual Meeting are: Robert G. Miller, Jr., John R. O’Brien and Michael J. Rogers, for the following terms and until their successors are duly elected and qualified:

•	Board nominees for terms to expire at the 2015 Annual Meeting: Messrs. Miller, O’Brien and Rogers

The Board of Directors has no reason to believe that any nominee would be unable or unwilling to serve, if elected. In the event that any nominee for director becomes unavailable and a vacancy exists, it is intended that the Nominating Committee of the Board of Directors will recommend a substitute nominee for approval by the Board of Directors.

It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted “FOR” the director nominees: Robert G. Miller, Jr., John R. O’Brien, and Michael J. Rogers.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES OF THE BOARD OF DIRECTORS.

INFORMATION REGARDING DIRECTORS, DIRECTOR NOMINEES

AND EXECUTIVE OFFICERS

The following tables set forth the names, ages, and positions of the director nominees, the directors continuing in office, and the executive officers of the Company:

Nominees for Director:

Name	Age	Position	Term to Expire	Independent*
Robert G. Miller, Jr. †	55	Director Secretary of the Company President of The Evans Agency, LLC Executive Vice President of Evans Bank, N.A.	2015	No

John R. O’Brien	62	Director Vice Chairman of the Board	2015	Yes

Michael J. Rogers	54	Director	2015	Yes

†	Executive Officer
*	Independence has been determined by the Company’s Board of Directors as defined in the listing rules of NYSE Amex.

Directors Continuing in Office and Executive Officers:

Name	Age	Position	Term Expires	Independent*
James E. Biddle, Jr.	50	Director	2014	Yes

Phillip Brothman	74	Director Chairman of the Board	2013	Yes

Marsha S. Henderson	64	Director	2014	Yes

Kenneth C. Kirst	59	Director	2014	Yes

David J. Nasca †	54	Director President and Chief Executive Officer of the Company President and Chief Executive Officer of Evans Bank, N.A.	2013	No

Nancy W. Ware	55	Director	2014	Yes

Thomas H. Waring, Jr.	54	Director	2013	Yes

Lee C. Wortham	54	Director	2013	Yes

Gary A. Kajtoch †	45	Treasurer of the Company Executive Vice President and Chief Financial Officer of Evans Bank, N.A.	—	—

Cynthia M. Rich †	51	Executive Vice President of Evans Bank, N.A.	—	—

†	Executive Officer
*	Independence has been determined by the Company’s Board of Directors as defined in the listing rules of NYSE Amex.

Directors, Director Nominees and Executive Officer Information.

Set forth below are the biographies of (1) each of the nominees and continuing directors containing information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company beginning in 2012, and (2) the executive officers of the Company.

Nominees for Director

Mr. Miller has been a director of the Company since 2001 and has served as the Secretary of the Company since April 2010. He has served as the President of The Evans Agency, LLC (“TEA”), an indirect wholly-owned subsidiary of the Company, since 2000 and as Executive Vice President of Evans Bank, N.A. (the “Bank”), since December 2009. He also has served as the President of Evans National Financial Services, LLC, a wholly-owned subsidiary of the Bank, since May 2002. Mr. Miller serves as President of TEA pursuant to an employment agreement with the Company and TEA. Mr. Miller’s substantial experience in the financial services industry gives him a solid foundation from which to advise the Board with respect to financial service acquisition opportunities, and his experience overseeing a financial sales force provides him with a practical background on matters such as developing strategies to succeed in a highly competitive marketplace.

Mr. O’Brien has been a director of the Company since 2003 and has served as Vice Chairman of the Board since 2008. Prior to his retirement in June 2004, Mr. O’Brien served as the Executive Director of Financial Administration for the Roman Catholic Diocese of Buffalo, New York. Prior to his role with the Diocese of Buffalo, Mr. O’Brien was an audit partner at KPMG LLP, a national accounting and consulting firm. We believe his extensive high-level executive experience monitoring regulatory financial compliance and interacting with inside and outside public accountants and auditors routinely exposed him to financial analysis and oversight, preparing him for service as our Audit Committee Chair. We further believe that Mr. O’Brien’s executive experience and his experience at a national accounting/consulting firm make him a valuable member of our Board and its Audit, Human Resource and Compensation, and Nominating Committees.

Mr. Rogers has been a director of the Company since July 1, 2011. He is a certified public accountant in New York State and the managing member of a real estate development company, Oakgrove Development, LLC, a position he has held since 2009. Mr. Rogers was the Executive Vice President and Chief Financial Officer of Great Lakes Bancorp, Inc., the parent company of Greater Buffalo Savings Bank, from 2006 to 2008. From 2004 to 2006, Mr. Rogers worked as an independent consultant, principally on Sarbanes-Oxley initiatives and business rationalization reviews. Mr. Rogers worked at KPMG LLP, a leading accounting firm, from 1984 to 2004, serving as an audit partner from 1995 to 2004. In his role as an auditor at KPMG LLP, Mr. Rogers worked on several engagements for financial institutions, particularly banks. His many years of experience have provided Mr. Rogers with a very strong knowledge base on the banking industry. His previous roles as an audit partner, SEC reviewing partner, and CFO also demonstrate his high level of competence in the areas of finance and accounting in general, and SEC reporting in particular, providing the Board an additional expert on these matters in an increasingly complex regulatory environment.

Directors Continuing in Office and Executive Officers

Mr. Biddle has been a director of the Company since 2001. He serves as the Chairman and Treasurer of Mader Construction Co., Inc., and has held that position since 2001. In addition, Mr. Biddle serves as the Vice President and Treasurer of Arric Corp., an environmental remediation company. Mr. Biddle has extensive experience in the construction sector, an attribute that enables him to assist the Board in understanding the opportunities and risks of a large component of our loan portfolio. In addition, his experience as a treasurer provides the Board with skills in assessing risk and exercising diligence, which are functions relevant to his service on the Audit Committee, as well as the Governance and Nominating Committees. We believe that Mr. Biddle’s work in the construction industry, his continuing executive experience, and his proven financial acumen make him a very valuable member of our Board and its Audit, Governance and Nominating Committees.

Mr. Brothman has been a director of the Company since 1976. He was a partner in the law firm of Hurst Brothman & Yusick from January 1969 until February 2004 when Hurst Brothman & Yusick merged with Harris Beach PLLC. Mr. Brothman was a member of the law firm of Harris Beach PLLC from February 2004 until January 2010 when he became Senior Counsel to the Firm. He has served as Chairman of the Board of Directors of the Company and Chairman of the Board of Directors the Bank since January 2001. Mr. Brothman’s board experience, from his nine years as Chairman of the Company’s Board and his three decades of experience as a member of the Company’s Board of Directors, provides him with key skills in working with directors and understanding board processes and functions. These same skills make him well suited to the Governance and Nominating Committee functions of evaluating our corporate governance policies and identifying and evaluating individuals qualified to become board members. Further, we believe Mr. Brothman’s professional interaction with multiple sectors of industry, including local municipalities and school districts, small and mid-sized businesses, and high net-worth individuals, provides our Board with insights into the local business climate.

Ms. Henderson has been a director of the Company since January 1, 2011. She is the Consultant to the President at the University at Buffalo, a university in the State University of New York system, and has held that position since 2011. From 2005 to 2011, Ms. Henderson served as the Vice President for External Affairs at the University at Buffalo. Ms. Henderson was the President of the Western New York District of KeyBank, N.A. from 1998 to 2005. From 1990 to 1998, Ms. Henderson held the position of Senior Vice President and Market Manager, Private Clients Group, of Fleet Boston. Ms. Henderson worked at M&T Bank from 1971 to 1990, with much of her time spent in commercial lending and operations, including as Vice President of the WNY Commercial Group from 1985 to 1990. Ms. Henderson’s experience working in a leadership position in the Western New York banking industry and her highly visible role in one of Western New York’s leading institutions in the University at Buffalo provide the Board with valuable banking and strategic expertise and community leadership.

Mr. Kirst has been a director of the Company since 2005. He is the Executive Vice President of Kirst Construction, Inc., a construction company, and has held that position since 2004. From 1976 until 2004, he was the Vice President of Kirst Construction, Inc. Mr. Kirst’s significant experience as an executive in a construction company provides the Board with in-depth knowledge of the real estate marketplace. We believe that his high-level executive experience qualifies him for service as a member of our Board of Directors and its Governance Committee.

Mr. Nasca has been a director of the Company since 2006. Mr. Nasca also serves as the President and Chief Executive Officer of the Company and as President and Chief Executive Officer of the Bank. He has held the position of President of the Company and the Bank since 2006, and Chief Executive Officer of the Company and the Bank since 2007. Mr. Nasca served as Chief Operating Officer of LifeStage, LLC, a health care services startup company, from October 2005 to August 2006. From June 2004 to July 2005, Mr. Nasca served as Executive Vice President of Strategic Initiatives of First Niagara Financial Group. Mr. Nasca held the position of Executive Vice President, Consumer Banking Group, Central New York Regional Executive of First Niagara Financial Group from June 2002 through June 2004. Mr. Nasca serves as President and CEO of the Company and the Bank pursuant to an employment agreement with the Company and the Bank. As President and CEO, Mr. Nasca provides our Board with information gained from hands-on management of our operations, identifying our near-term and long-term challenges and opportunities. The Board has determined that Mr. Nasca’s significant experience in the banking industry over the past 27 years, including operational, financial, and executive roles, as well as his unique perspective as leader of our management team, qualifies him for service as a member of our Board of Directors.

Ms. Ware has been a director of the Company since 2003. She has served as the President of EduKids, Inc. Early Childhood Centers since 1989. Ms. Ware is a well-known and respected leader in the Western New York business community. Her success as an entrepreneur in starting and growing her business is evidence of the business acumen she brings to our Board. As the CEO of her own business, she recognizes the skills and talents required for serving as a board member and regularly encounters the same issues and challenges that our Nominating and Governance Committees face on a regular basis.

Mr. Waring has been a director of the Company since 1998. He has owned and managed Waring Financial Group, a financial planning, insurance and financial services and sales firm, since 1996. He has also been the managing member of Family & Business Directions, LLC, a fee-based consulting business serving family-held and closely-held business owners, their families, and key executives, since 2010. Mr. Waring’s financial services experience provides the Board with a deeper understanding of the products and services which the Company needs to provide in the marketplace to remain competitive, as well as the delivery of those products and services. Mr. Waring frequently advises high net worth individuals, family business owners and closely-held business owners. He is experienced in providing strategic planning and development advice, including designing and implementing executive and key employee benefits. We believe that Mr. Waring’s qualifications to serve on our Board of Directors and Human Resource and Compensation Committee include his extensive sales and marketing experience with a financial services company, as well as his executive leadership and management experience.

Mr. Wortham has been a director of the Company since January 1, 2011. He has been a Partner in Barrantys LLC, a consultant and service provider to wealthy families and family offices, since 2007. Prior to his role with Barrantys, Mr. Wortham was an Executive Vice President of the Wealth Management Group of First Niagara Financial Group from 2005 to 2007. From 1999 to 2005, Mr. Wortham was the Executive Vice President of Global Private Client Services, Product Development, and Central Operations for The Bank of New York. Mr. Wortham held several positions at Chase Manhattan Bank and Chemical Bank (currently JP Morgan Chase & Co.) from 1985 to 1999, including Managing Director of the Global Private Bank, Entrepreneurs and Business Owners Segment. He started his career at M&T Bank in retail banking from 1980 to 1985. Mr. Wortham’s extensive experience in the financial services industry makes him a valuable member of our Board, and its Audit and Human Resource and Compensation Committees. His expertise has been valuable in helping the Board evaluate the Company’s strategies to diversify its product offerings and revenue stream as a growing and competitive financial institution.

Mr. Kajtoch has served as Treasurer of the Company and Chief Financial Officer of the Bank since 2007. He has also served as Executive Vice President of the Bank since 2009. Mr. Kajtoch served as Senior Vice President of the Bank from 2007 to 2009. Prior to joining the Company, Mr. Kajtoch served as a Vice President in the Finance Division of M&T Bank. His responsibilities at M&T Bank included serving as manager of Management Accounting from 2005 to 2007. Mr. Kajtoch serves as Treasurer of the Company and Chief Financial Officer and Executive Vice President of the Bank pursuant to an employment agreement with the Company and the Bank.

Ms. Rich has served as the Executive Vice President of the Bank since December 2009 and Chief Executive Officer of Evans National Leasing, Inc. (“ENL”) since April 2010. Prior to serving as Executive Vice President of the Bank, Ms. Rich served as Senior Vice President of the Bank from June 2007 to December 2009. Prior to joining the Company, Ms. Rich served as Vice President of Bank-Wide Infrastructure Initiative at M&T Bank from 2005 to 2006. She held the position of Vice President of Retail Operations and Service from 1999 to 2005. Ms. Rich serves as Executive Vice President of the Bank pursuant to an employment agreement with the Company and the Bank.

James Tilley, whose term expires at the Annual Meeting and who has served as a director of the Company since 2001, recently attained age 70. For this reason, under the Company’s bylaws, Mr. Tilley is no longer eligible to be elected as a director, and the Nominating Committee of the Board of Directors did not recommend Mr. Tilley as a candidate for election at the Annual Meeting.

Independence of Directors

A majority of the Board of Directors, and each member of the Audit, Human Resource and Compensation, and Nominating Committees, are independent, as affirmatively determined by the Board, consistent with the criteria established by NYSE Amex and as required by our bylaws.

The Board has conducted an annual review of director independence for all current nominees for election as directors and all continuing directors. During this review, the Board considered transactions and relationships during the prior year between each director or any member of his or her immediate family and the Company and its subsidiaries, affiliates and principal shareholders, including those reported below under “Transactions with Related Persons.” The Board also examined transactions and relationships between directors or their affiliates and members of senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that of the nominees, John R. O’Brien and Michael J. Rogers meet the Company’s standard of independence, as do the following continuing directors: James E. Biddle, Jr., Phillip Brothman, Marsha S. Henderson, Kenneth C. Kirst, Nancy W. Ware, Thomas H. Waring, Jr. and Lee C. Wortham. David J. Nasca and Robert G. Miller, Jr. were determined not to be independent because they are currently executive officers of the Company.

Leadership Structure. Phillip Brothman has served as Chairman of the Company’s Board of Directors since 2001. In his capacity as Chairman, Mr. Brothman chairs meetings of the Board and executive sessions of the Board, coordinates the activities of the other independent directors, and performs such other duties and responsibilities as the Board of Directors may determine. These duties also include chairing meetings of the Company’s shareholders, overseeing the preparation of agendas for meetings of the Board, keeping directors informed through the timely distribution of information and reports, maintaining contact with the Company’s CEO and outside counsel between meetings to stay current on developments and to determine when it may be appropriate to alert the Board to significant pending developments, serving as a liaison between independent directors and the CEO with respect to sensitive issues, and other matters.

We separated the positions of Chairman and CEO in 2001. While the separation of these positions is not required by our bylaws, we believe that it is the most appropriate leadership structure for us at this time. We believe that it is advantageous to separate the two positions in order to provide for independent director control over Board agenda and information flow, encourage open and lively communication between the independent directors and management, and to help balance the leadership of the Board.

Phillip Brothman has announced that he will not seek re-election as Chairman of the Board of the Company and the Bank after the Company’s Annual Meeting of Shareholders on April 26, 2012. The Company expects that John R. O’Brien, Vice Chairman, will succeed Mr. Brothman as Chairman of the Board of the Company and of the Bank. Mr. Brothman will continue to serve as a director of the Company and the Bank.

Oversight of Risk Management. The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, credit, liquidity, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. The Board’s role in the Company’s risk oversight process has not directly impacted its leadership structure.

Policy for Director Attendance at Annual Meeting. It is the policy of the Company that all directors be present at the Annual Meeting, barring unforeseen or extenuating circumstances. All directors were present at the Company’s 2011 Annual Meeting.

Shareholder Communications with the Board of Directors. Shareholders and other parties interested in communicating directly with the Company’s Board of Directors may do so by writing to the Evans Bancorp, Inc. Board of Directors, One Grimsby Drive, Hamburg, NY 14075. All correspondence received under this process is compiled and summarized by the Executive Assistant to the President and Chief Executive Officer of the Company and presented to the Board of Directors. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee, as set forth in our Audit Concerns and Communication Policy. This policy is available in the Governance Documents section of the Company’s website (www.evansbancorp.com).

Code of Ethics for Chief Executive Officer and Principal Financial Officers. The Company has a “Chief Executive Officer/Treasurer/Controller Code of Ethics,” which is applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer. The “Chief Executive Officer/Treasurer/Controller Code of Ethics” is available in the Governance Documents section of the Company’s website (www.evansbancorp.com). The Company intends to post amendments to or waivers from its code of ethics at this location on its website.

BOARD OF DIRECTOR COMMITTEES

The Company’s Board of Directors has four standing committees: the Audit Committee, the Governance Committee, the Human Resource and Compensation Committee and the Nominating Committee. The members of each committee have been nominated by the Chairman of the Board of Directors and approved by the full Board. The names of the members of each committee, together with a brief description of each committee’s function, are set forth below.

Audit Committee:

John R. O’Brien, Chairman	James E. Biddle, Jr.	Michael J. Rogers
Lee C. Wortham

The Audit Committee met six times during fiscal 2011. The Audit Committee is responsible for reviewing the financial information of the Company that will be provided to shareholders and others, overseeing the systems of internal controls which management and the Board of Directors have established, selecting and monitoring the performance of the Company’s independent auditors, and overseeing the Company’s audit and financial reporting processes. The Board of Directors has determined that John R. O’Brien, James E. Biddle, Jr. and Michael J. Rogers each qualify as an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K, and that each member of the Audit Committee is an “independent director” in accordance with applicable NYSE Amex listing requirements and Rule 10-A 3(b)(1) under the Exchange Act. The Board of Directors has adopted an Audit Committee Charter, which is available in the Governance Documents section of the Company’s website at www.evansbancorp.com.

Human Resource and Compensation Committee:

Thomas H. Waring, Jr., Chairman	Phillip Brothman	Marsha S. Henderson
John R. O’Brien	Lee C. Wortham

The Human Resource and Compensation Committee met six times during fiscal 2011. The Human Resource and Compensation Committee is responsible for administering the Company’s equity plans and awarding new grants thereunder, for administering the Evans Excels Plan and the Employee Stock Purchase Plan, for making such determinations and recommendations as the Human Resource and Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of the Company and its subsidiaries and, in addition, for reviewing with management the Compensation Discussion and Analysis and providing a report recommending to the Board of Directors whether the Compensation Discussion and Analysis should be included in the Proxy Statement.

The Human Resource and Compensation Committee has the authority to act on behalf of the Board of Directors in setting compensation policy, administering Board or shareholder approved plans, approving benefit programs and making decisions for the Board with respect to compensation of senior management. The Human Resource and Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Human Resource and Compensation Committee, the Board or members of management. As discussed in more detail below under “Compensation Discussion and Analysis,” the Company’s executive officers may attend Human Resource and Compensation Committee meetings to present data and analysis and to make recommendations regarding executive (excluding the President and CEO) and employee compensation, benefit plans and promotions. The Human Resource and Compensation Committee, on an annual basis, reviews and approves corporate goals and objectives relevant to CEO and other officer compensation, evaluates the CEO’s performance in light of those goals and objectives, and as a committee or together with the independent members of the Board, determines and approves the CEO’s compensation levels based on this evaluation.

The Human Resource and Compensation Committee also has the authority to review and recommend to the full Board for approval director compensation, including board fees, committee fees and additional compensation, including awards of stock options and restricted stock.

In carrying out its duties, the Human Resource and Compensation Committee has the authority to retain, at the Company’s expense, and to terminate, a compensation consultant. The Human Resource and Compensation Committee also has the authority to retain independent counsel and other advisors at the Company’s expense. During 2011, the Human Resource and Compensation Committee engaged Arthur Warren, an executive compensation consultant, to provide the Human Resource and Compensation Committee with data and analysis, best practices, current trends in the industry and education. A more detailed discussion of the role played by the compensation consultant in advising the Human Resource and Compensation Committee regarding executive compensation matters is set forth below under “Compensation Discussion and Analysis – Role of Compensation Consultants” and “Compensation Discussion and Analysis – Benchmark Analysis.”

The Board of Directors has determined that each of the members of the Human Resource and Compensation Committee is an “independent director,” in accordance with applicable NYSE Amex listing requirements. The Board of Directors has adopted a Human Resource and Compensation Committee Charter, which is available in the Governance Documents section of the Company’s website at www.evansbancorp.com.

Governance Committee:

Nancy W. Ware, Chairwoman	James E. Biddle, Jr.	Phillip Brothman
Marsha Henderson	Kenneth C. Kirst	Michael J. Rogers

The Governance Committee met four times during fiscal 2011. Its purpose is to assist the Board in developing and implementing corporate governance guidelines for the Company, and to provide oversight of the corporate governance affairs of the Company, including strategic planning. The Board of Directors has adopted a Governance Committee Charter, which is available in the Governance Documents section of the Company’s website at www.evansbancorp.com.

Nominating Committee:

Phillip Brothman, Chairman	James E. Biddle, Jr.	John R. O’Brien
Nancy W. Ware

The Nominating Committee did not meet during fiscal 2011. It is charged with the responsibility of identifying and recommending to the Board candidates for director nominees to be presented to the shareholders for their consideration at the annual meetings of shareholders, and to fill vacancies on the Board of Directors. The director nominees for the Annual Meeting were selected by a majority of the independent directors of the full Board. The Board of Directors has determined that each of the members of the Nominating Committee is an “independent director,” in accordance with applicable NYSE Amex listing requirements. The Board of Directors has adopted a Nominating Committee Charter, which is available in the Governance Documents section of the Company’s website at www.evansbancorp.com.

The Company’s bylaws set out the procedure to be followed by shareholders desiring to nominate directors for consideration at an annual meeting of shareholders. Under the Company’s bylaws, shareholder director nominations must be submitted to the Secretary of the Company in writing not less than 14 days nor more than 50 days immediately preceding the date of the annual meeting. If less than 21 days notice of the annual meeting is given to shareholders, nominations must be mailed or delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the Company owned by the notifying shareholder. Additionally, the Company’s bylaws require that, in order to serve as a director of the Company, an individual must own at least $10,000 aggregate market value of the Company’s common stock and must be less than 70 years of age. Upon his or her first election or appointment to the Board of Directors, a new director shall hold, or shall obtain within sixty (60) calendar days after such election or appointment, not less than $10,000 aggregate market value of the Company’s common stock, based on the trailing 365-day average price. A new director shall have a period of five (5) years from the beginning of such director’s term of office to obtain said common stock of not less than $50,000 aggregate market value. The value of a new director’s Qualifying Shares at the beginning of his or her term in office shall be determined as of the date purchased or the date on which the individual becomes a director, whichever value is greater. (Current members of the Board of Directors shall have until August 18, 2014 to obtain said common stock of not less than $50,000 aggregate market value, based on the Trailing 365-Day Average Price.) Nominations not made in accordance with the bylaws of the Company may be disregarded by the presiding officer of the meeting, in his or her discretion, and upon his or her instruction, the inspectors of election may disregard all votes cast for each such nominee. However, in the event that any such nominee is nominated by more than one shareholder, the nomination shall be honored, and all votes cast in favor of such nominee shall be counted if at least one nomination for that person complies with the provisions of the bylaws of the Company.

The process whereby the Nominating Committee identifies director candidates may include identification of individuals well-known in the community in which the Company operates and individuals recommended to the Nominating Committee by current directors or officers who know those individuals through business or other professional relationships, as well as recommendations of individuals to the Nominating Committee by shareholders and customers. In its evaluation of prospective director candidates, the Nominating Committee considers an individual’s independence (as defined in the listing rules of NYSE Amex), skills and experience relative to the needs of the Company. Director candidates meet personally with the members of the Nominating Committee and are interviewed to determine their satisfaction of the criteria referred to above. Although the Company has no policy regarding diversity, the charter of the Nominating Committee provides that diversity is one of the criteria the Nominating Committee may consider when selecting individuals to recommend for Board membership, together with independence, sound judgment, skill, integrity, willingness to make the required time commitment, understanding of financial statements and knowledge of and experience in the Company’s and its subsidiaries’ businesses, and the interplay of a candidate’s experience with the experience of other members of the Board of Directors. There is no difference in the manner in which the Nominating Committee will evaluate director candidates recommended by shareholders, as opposed to director candidates presented for consideration to the Nominating Committee by directors, officers or otherwise.

Board Meetings and Attendance at Board of Director and Committee Meetings. The Company’s Board of Directors met twelve times during fiscal 2011. Each incumbent director attended at least 75% of the aggregate of: (1) all meetings of the Company’s Board of Directors (held during the period for which he or she served as a director) and (2) all meetings held by the committees of the Company’s Board of Directors on which he or she served (during the periods that he or she served).

Availability of Committee Charters and Other Corporate Governance Documents. Current copies of the written charters for the Audit Committee, Governance Committee, Human Resource and Compensation Committee, and Nominating Committee, copies of the Company’s “Chief Executive Officer/Treasurer/Controller Code of Ethics” and “Code of Conduct,” the “Policy for Communication to the Board of Directors,” and the process for reporting questionable accounting or audit matters are available in the Governance Documents section of the Company’s website at www.evansbancorp.com.

DIRECTOR COMPENSATION

Director Fees. Each director of the Company also serves as a member of the Board of Directors of the Bank. Non-employee directors do not receive compensation for attending meetings of the Bank’s Board, but do receive committee fees. Further, it is the policy of the Board that employee directors are not paid for their service on the Company’s or the Bank’s Board of Directors in addition to their regular employee compensation.

During fiscal 2011:

•

Non-employee directors were compensated at the rate of $1,000 in cash ($1,350 for Mr. Biddle, who takes the minutes of the Board’s meetings), payable on a monthly basis, and $500 in shares of restricted stock payable as a lump sum grant equal to $6,000 at the February board meeting. The number of shares of restricted stock awarded was calculated by dividing $6,000 by the closing price for a share of the Company’s common stock on the NYSE Amex on the date of grant. In February 2011, each non-employee director received a grant of 420 shares of restricted stock. Each restricted stock grant vested on a one-year basis, with 100% of the award vesting on the anniversary of the grant date, subject to full acceleration of vesting upon an individual’s death, disability, retirement or involuntary termination in connection with a change in control of the Company. Vesting of restricted stock grants is accelerated on a pro-rated basis upon the individual’s resignation. Upon Ms. Millitello’s resignation from the Board in October 2011, a pro-rated portion of her grant, equal to 350 shares, vested.

•

Non-employee directors were compensated at a rate of $350 per committee meeting of the Board of Directors of the Company and of the Bank, and the chairperson of each committee received $550 per meeting, except that members of the Company’s Audit Committee and Human Resource and Compensation Committee received $600 per meeting, and the chairperson of each of those committees received $900 per meeting.

•

In addition to director meeting fees, Mr. Brothman received $43,000 in 2011 for serving as Chairman of the Board of Directors of the Company and of the Bank. Mr. Brothman was not paid committee meeting fees.

•

In February 2012, consistent with the prior year’s practice, each non-employee director received a grant of 430 shares of restricted stock. The valuation and vesting of this restricted stock grant are the same as those described above for the grant made in February 2011.

Director Compensation. The following table provides information with regard to the compensation paid to the Company’s non-employee directors for their service during the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings (2) ($)	Total ($)
James Biddle, Jr.	17,350	6,000	—	—	23,350
Phillp Brothman	55,000	6,000	—	—	61,000
Marsha S. Henderson	14,600	6,000	—	—	20,600
Kenneth C. Kirst	27,500	6,000	—	—	33,500
Mary C. Militello (3)	16,950	4,357	—	—	21,307
John R. O’Brien	30,200	6,000	—	—	36,200
Michael J. Rogers	8,850	3,000	—	—	11,850
James Tilley (4)	23,200	6,000	—	—	29,200
Nancy W. Ware	19,950	6,000	—	—	25,950
Thomas H. Waring	17,750	6,000	—	—	23,750
Lee C. Wortham	15,350	6,000	—	—	21,350

(1)	The following reflects all equity awards outstanding for each director as of December 31, 2011. The stock option awards reflect unexercised grants of stock options, whether or not vested:

Name	Stock Options (#)
James E. Biddle, Jr.	4,261
Phillip Brothman	10,650
Marsha S. Henderson	0
Kenneth C. Kirst	2,000
Mary C. Militello	3,103
John R. O’Brien	3,921
Michael J. Rogers	0
David M. Taylor	4,261
James Tilley	1,000
Nancy W. Ware	4,261
Thomas H. Waring, Jr.	6,390
Lee C. Wortham	0

(2)	Deferred Compensation Plan. The Company maintains a non-qualified deferred compensation plan whereby the directors may elect to defer 1% to 100% of their fees until retirement or termination of service. The Company credits such deferrals at a rate determined at the beginning of each plan year equal to 1% over the prime rate as of each January 1st. During 2011, there were no amounts credited for participating directors under the deferred compensation plan at interest rates greater than 120% of the applicable federal long-term rate.
(3)	Ms. Militello resigned her position as director of the Company on October 31, 2011. When she resigned her position, a pro-rata amount of the original $6,000 grant vested, equal to 350 shares.
(4)	Mr. Tilley received $158,053 in distributions from retirement plans through the Company in fiscal 2011, related to his prior service as an executive officer. As stated above, Mr. Tilley has not been submitted as a candidate for re-election to the Board of Directors because he has attained the maximum age limit for eligibility for service as a director in accordance with the Company’s bylaws.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

The members of the Human Resource and Compensation Committee are: Phillip Brothman, Marsha S. Henderson, John R. O’Brien, Thomas H. Waring, Jr., and Lee C. Wortham. None of the members of the Human Resource and Compensation Committee during fiscal 2011 is or has been an officer or employee of the Company or any of its subsidiaries. Mr. Brothman is senior counsel to the law firm of Harris Beach PLLC, which serves as general counsel to the Company and receives legal fees in exchange for such services. The company purchases certain insurance policies from insurance companies for which Mr. Waring serves as agent. See “Transactions with Related Persons.”

During fiscal 2011, none of the Company’s executive officers served on the compensation committee (or equivalent) or on the board of directors of another entity, one of whose executive officers served on the Human Resource and Compensation Committee or the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The information contained in this Human Resource and Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Human Resource and Compensation Committee of the Board of Directors has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Human Resource and Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Human Resource and Compensation Committee

Thomas H. Waring, Jr., Chairman	Phillip Brothman
Marsha S. Henderson	John R. O’Brien
Lee C. Wortham

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

Executive Compensation Philosophy. The Human Resource and Compensation Committee (the “Committee”) has reviewed the various elements of executive compensation during 2011 to ensure that the elements of compensation will align executives’ interests with those of the shareholders and the long-term interests of the Company. The Committee reviews each element of compensation to ensure they will allow the Company to attract and retain superior executive talent and reward performance while not incenting excessive risk taking. The Company’s compensation program during 2011, discussed in greater detail below, included:

•	Cash base salary and employment contracts competitive within the industry, designed to enable the Company to recruit and retain highly-qualified individuals;

•	Cash bonus incentive plans, directly linking pay to performance and designed to motivate executives to deliver superior results without encouraging excessive risk;

•	Long-term equity incentives designed to align executives’ interests with those of the Company’s shareholders in achieving long-term performance;

•	A Supplemental Executive Retirement Plan (“SERP”), designed to assist the Company in retaining talented executives; and

•	A qualified 401(k) and non-qualified deferred compensation plan allowing executives to defer “pre-tax” earnings to save adequately for retirement.

The decisions made on senior executive compensation, including Named Executive Officer (NEO) compensation, are based primarily upon the Committee’s assessment of each executive’s leadership, operational performance and potential to enhance long-term shareholder value. The Committee considers its subjective assessment of these individuals, and not rigid formulas or short-term changes in business performance, in determining the amount and mix of compensation elements and whether each particular payment or award provides an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value. Key factors affecting the Committee’s judgment include the executive’s performance compared to the financial, operational, and strategic goals established by the Board of Directors at the beginning of each fiscal year; contribution to the Company’s financial results, particularly with respect to key metrics such as asset growth and earnings on capital; and effectiveness in leading our initiatives to increase shareholder value.

Role of the Human Resource and Compensation Committee and CEO. The Committee is composed of independent directors of the Company. It is responsible for all policies and practices related to director, executive and employee compensation. As part of this responsibility, the Committee reviews and approves corporate goals and objectives relevant to executive compensation, reviews the performance of each of the senior executive officers, including the executive officers named in the Summary Compensation Table below (the “Named Executive Officers” or “NEOs”), and approves compensation actions for them, including all of the policies under which executive compensation is paid or awarded. The Committee, on an annual basis, reviews and approves corporate goals and objectives relevant to NEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and as a committee or together with the independent members of the Board determines and approves the CEO’s compensation levels based on this evaluation.

The Committee meets at least quarterly. In addition to information provided by the consultant as described below, members of Company management may attend Committee meetings to provide the Committee with information relating to the Company’s compensation and benefit plans and programs, recommended changes to those plans and programs, and educational material. In particular, the Bank’s President and CEO, Chief Financial Officer, and Executive Vice President of Organizational Development & Employee Experience attend Committee meetings to present data and analysis and to formulate recommendations regarding executive (excluding the President and CEO) and employee compensation, benefit plans and promotions. The Executive Vice President of Organizational Development & Employee Experience provides the Committee with data for its consideration in setting the base salary for the President and CEO. In determining the base salary, annual incentive and long-term incentive components of CEO compensation, the Committee will consider multiple factors including the Company’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years. In addition, certain members of the executive management team may attend Committee meetings to provide guidance on reporting requirements and/or for investment / insurance issues. The Committee also spends a portion of each meeting convening in executive session, without the presence of any members of management or other attendees.

Role of Compensation Consultants. During 2011, the Committee engaged Arthur Warren, Esq., an executive compensation consultant, to provide data and analysis, best practices, current trends in the industry and education to the Human Resource and Compensation Committee. The consultant, specializing in community bank compensation plans, serves as an independent / objective advisor to the Committee and is selected and retained by the Committee. The Committee reviewed the analysis provided and requested that the consultant participate in Committee meetings as appropriate. The Executive Vice President of Organizational Development & Employee Experience worked with the consultant to provide data for the consultant to analyze and to ensure the flow of information between the Committee and the consultant remained fluid.

Benchmark Analysis. The base salary compensation of the NEOs and certain other members of the executive management team are compared to a “benchmark” established using industry compensation surveys. Several groups are identified for benchmark analysis including a Proxy Peer Group, a High Performing Peer Group and local banks within our market. The Proxy Peer Group is selected to reflect banks of similar size and geographic regions to the Bank. The High Performing Peer Group is utilized for both compensation benchmarks as well as comparison for financial performance. In addition, the Committee considers the compensation data for local banks including the larger money center banks located within our market area because we compete directly with these institutions for executive talent. The Proxy Peer Group utilized in setting equity compensation levels for 2011 included Chemung Financial Corporation, Cortland Bancorp, Croghan Bancshares, Inc., CSB Bancorp, Inc. Dimeco, Inc., Emclaire Financial Corp., Jeffersonville Bancorp, Juniata Valley Financial Corp., Killbuck Bancshares, Inc., LCNB Corp., Codorus Valley Bancorp, Inc., United Bancshares, Inc., NB&T

Financial Group, Inc., Mid Penn Bancorp, Inc., Norwood Financial Corp., Peoples Financial Corporation and Bridge Bancorp, Inc. The High Performing Peer Group, which is the group utilized to compare overall company performance included CNB Financial, Comm Bancorp, Merchants Bancshares, Monroe Bancorp, and Penn Woods Bancorp. Compensation data for local banks included Lakeshore Bancorp, Financial Institutions, Inc., First Niagara Financial Group, M&T Bank Corporation, Community Bank Systems, Northwest Bancshares and Tompkins Financial Corporation. In addition, the Committee reviewed survey data created by Pearl Meyer & Partners as well as by the American Bankers Association, by both asset size as well as region.

The Committee utilizes the salary surveys as a source of information in determining base salary for Messrs. Nasca and Kajtoch, and has generally targeted the 50th to the 75th percentile for base salary. The base salaries of Mr. Miller and Ms. Rich are not compared to benchmark data, due to a lack of comparable data, but are determined based upon their individual performance as compared to annual goals, including the achievement of corporate strategic and operational objectives. The Committee uses the survey data as a point of reference and comparison only, and not for purposes of establishing or setting a specific level of compensation to be achieved. The survey data includes companies that may not have the complexity of our organization, such as an insurance component, and we believe it is important to pay for the expertise required to manage our business. Because the roles and responsibilities of executive officers can vary from one institution to another, the Committee also considers each NEO’s experience, length of service in his or her position, and individual performance. The Committee has made the decision to pay above the 50th percentile for NEO salary where the Committee believes it is necessary to attract and retain superior executive talent and/or experience in order to support planned growth of the Company. The Committee believes that this is appropriate in light of the expected future roles of the executives in supporting a larger organization as the Company pursues a growth strategy. The Company paid Mr. Nasca 92% and Mr. Kajtoch 103% of the weighted average base salary at the 50th percentile, as reported in the 2010 salary surveys utilized by the Committee as described above. See “Executive Total Compensation – Base Salary” below for a discussion of actions taken with respect to the NEOs’ base salary in 2011.

The Committee also utilized the compensation consultant to provide advice to the Committee related to other elements of compensation and to assess the value of additional compensation provided for our NEOs.

Executive Total Compensation. The key elements of the Company’s NEO compensation program and the actions taken with respect to each element for 2011 are:

1.	Base Salary. The Company’s approach to compensation begins with establishing a fair base salary determined by individual factors, such as the employee’s role in the organization, scope and complexity of responsibility of the position, the market value of his or her job, the level of an individual’s expertise in the role and his or her performance in the position, as well as Company performance factors, such as Company financial performance, including earnings per share and growth in net income. The Committee also considers the level of achievement of corporate strategic and operational objectives established by the Committee as described above under “Compensation Discussion and Analysis – Role of the Human Resource and Compensation Committee and CEO.”

After consideration of compensation data, Company performance and individual performance, the Committee approved increases to the base salary of each of our NEOs, effective February 1, 2011, as follows: Mr. Nasca’s annual base salary was increased from $252,650 to $270,000, Mr. Kajtoch’s annual base salary was increased from $166,800 to $170,950, Mr. Miller’s annual base salary was increased from $226,900 to $232,600, and Ms. Rich’s annual base salary was increased from $151,400 to $155,150. The Committee exercised its discretion to increase the NEOs’ salary based on its subjective assessment of each individual’s performance as described above under “Compensation Discussion and Analysis – Executive Compensation Philosophy.”

2.

Short-Term Cash Incentive Compensation. The Evans Excels Plan is a short-term incentive compensation plan intended to reward performance of officers of the Bank and ENL, including the NEOs. The plan is designed to motivate employees to attain desired objectives and to encourage teamwork and collaboration while aligning compensation with overall Company performance. This plan is a key element of the total compensation benefits provided to our NEOs and allows the Company to remain competitive with the market by providing the opportunity to receive significant cash incentives. The design of the plan is intended to ensure that no benefits are paid to executives and employees unless Company performance goals are attained. If the Company performance goals are attained, the Committee then considers, with management’s input, each employee’s individual performance in determining whether to make awards under the plan, as described below. For 2011, the Committee utilized Company annual net income growth as the measure for determining whether awards would be paid under the Evans Excels Plan. The Committee determined the levels of growth in net income (after tax but before short term incentive payment) which it believes provides a reasonable balance between shareholder value and appropriate employee motivation and reward. A “target” of $4,865,746, which would pay out 100% of the potential incentive was based upon the targeted growth in net income for 2011. A “threshold” was set at $4,476,319, which would provide potential incentive payout at 50% and a “stretch” goal was set at $5,255,174 which would provide potential incentive payout at 150%. If actual net income growth were below the threshold, no incentive would be paid. In 2011, the “stretch” goal was met. The Committee believes that the targets established required strong overall performance. All awards are to be paid out as a percentage of a participant’s base salary earned during the relevant performance period, which runs from January 1st to December 31st.

Individual performance and attainment of assigned goals are also considered by the Committee, and all employees are required to meet a certain level of performance to receive payment. The Committee considers a broad variety of individual performance goals and generally exercises its discretion in determining individual awards. The measure utilized for the NEOs was based upon the growth in net income for 2011, which is also the measure utilized to “open” the plan and allow payout. The payouts are determined pursuant to the following formula: (i) if the minimum net income growth level of threshold is met, Mr. Nasca would be awarded a cash incentive payment equal to 10% of his 2011 base salary and each of Messrs. Miller and Kajtoch and Ms. Rich would be awarded a cash incentive payment equal to 7.5% of their 2011 base salary; (ii) if the targeted net income growth level of target is met, Mr. Nasca would be awarded 20% of his base 2011 salary and each of Messrs. Miller and Kajtoch and Ms. Rich would be awarded 15% of their 2011 base salary; (iii) if net income growth exceeds the target to stretch, Mr. Nasca would be awarded 30% of his 2011 base salary and each of Messrs. Miller and Kajtoch and Ms. Rich would be awarded 22.5% of his 2011 base salary; and (iv) if the minimum net income growth (threshold) is not met, no awards would be payable pursuant to the plan. The Board of Directors may, at its discretion, grant awards notwithstanding performance below threshold. Because the Company achieved the “stretch” target in the plan as indicated above, the NEOs were paid incentive compensation at the highest level. The amounts paid under the plan to each NEO are set forth in the Summary Compensation Table, below.

3.	Equity Incentives. While the Evans Excels Plan focuses on the achievement of short-term performance, the 2009 Long-Term Equity Incentive Plan, approved by shareholders in April 2009, is designed to provide key employees with a reward opportunity that aligns the interests of the participants with those of the Company’s shareholders by focusing on our Company’s performance over a longer period of time. The Committee exercises its discretion in determining when to grant equity incentive awards, as well as the size and nature of the awards. Under the equity incentive plan, the Committee typically grants awards of stock options, under which executives recognize value commensurate with increases in long-term shareholder value, and restricted stock, which provides immediate value to the NEO but loses value in the event that shareholder value decreases. Both stock options and restricted stock link an NEO’s compensation to long-term Company performance. Both types of equity awards also have a retentive effect because they vest over a period of time, typically four years. Vesting may be accelerated under certain circumstances, such as the executive’s death, disability or retirement, or if an executive’s employment is terminated in connection with a change in control of our Company. The Committee may also grant awards of stock appreciation rights and restricted stock units under the equity incentive plan. The Committee believes that the Evans Excels short-term incentive plan and the equity- based long-term incentive plan together create a balance between short-term and long-term performance goals.

Equity awards are typically granted on an annual basis, but may under certain circumstances be granted at other times during the year, for example, in connection with a new hire.

During 2011, the Committee approved the following equity awards (for more detail on these awards, see the “Summary Compensation Table” and “Grants of Plan-Based Awards” table below):

•	Stock Options – during 2011, a total of 53,520 options were granted to 21 employees, 24,480 of which were granted to our NEOs.

•	Restricted Shares – during 2011, a total of 8,060 restricted shares were granted to 21employees, 3,680 of which were granted to our NEOs.

4.

Executive Deferred Salary Plan. Under the Company’s Deferred Compensation Plan, participating NEOs are able to defer, at their election, up to 100% of their base salary. This deferred salary amount accrues interest at the rate of prime plus 1%, based upon prime as stated in the Wall Street Journal as of January 1st each year (4.25% for 2011). The plan is designed to provide a vehicle for executives, including NEOs, to defer their base salary on a “pre-tax” basis in order to achieve their personal retirement goals. The Company does not contribute to this plan.

5.	Supplemental Executive Retirement Plans (“SERPs”). Messrs. Nasca, Miller, Kajtoch and Ms. Rich are participants in the Bank’s SERP, which increases their retirement benefits above amounts available under the Company’s tax-qualified and other pension programs. The SERP for Mr. Miller is considered an offset plan, designed to provide 70% of base salary offset by benefits provided under the Defined Benefit Pension Plan, Company contributions to the Evans Employee Savings Plan (401(k) plan), and the value of Company contribution to social security benefits. The SERP for Mr. Miller provides a 15-year benefit, but the benefit is not frozen at a specific age. The SERP is unfunded and is considered a non-qualified plan for tax purposes. Mr. Miller’s annual benefit, when combined with amounts payable under the Company’s tax-qualified and other pension programs and Social Security, will equal 70% of the respective executive’s average of the highest five consecutive years’ salary and bonus.

Mr. Nasca, Mr. Kajtoch and Ms. Rich are participants in the Evans Bank, N.A. Supplemental Executive Retirement Plan for Senior Executives (the “Senior Executive SERP”). The plan provides a benefit to Mr. Nasca of 35% of his base salary for a period of 15 years. The benefit for Mr. Kajtoch and Ms. Rich will be 25% of their base salary for a period of 15 years. There is a 10-year vesting period on these plans.

6.	Perquisites. The Company provides its NEOs with perquisites that it believes are reasonable, competitive and consistent with its overall executive compensation program. The Company believes that its perquisites allow senior executive officers to operate more effectively. These perquisites, the aggregate cost of which is disclosed in the “Summary Compensation Table” below, generally include an auto allowance, club memberships and long-term disability insurance.

Employment Agreements. The Company believes the use of clear and concise employment contracts is an effective tool to attract and retain senior executives, as well as to protect proprietary information and customer relationships. Messrs. Nasca, Kajtoch, Miller and Ms. Rich are each covered by a three year term contract with a daily renewal.

Post-Termination Compensation. As mentioned above, the Company has entered into employment contracts with its NEOs which provide for certain severance payments, described below under “Potential Payments Upon Termination or Change in Control,” if the executive’s employment terminates under circumstances described in their employment contracts. In addition, if there is a change in control of the Company, the NEOs may be entitled to full acceleration of their equity-based compensation, as described above under “Equity Incentives.” The Committee believes that these arrangements are important as a recruitment and retention device, as most of the companies with which we compete for executive talent have similar arrangements in place for their executives. These arrangements may help incentivize NEOs to remain with the Company and to assist in any potential change in control transaction. The Committee attempts to balance protection of its executives upon a change in control with protection of the Company’s interests by making accelerated vesting available upon a change in control only if the NEOs are involuntarily terminated in connection with the change in control (a so-called “double-trigger”). Additionally, the Committee links severance payments to agreements by the NEOs not to compete with the Company, solicit the Company’s employees or customers, or disclose confidential information.

Tax and Accounting Considerations. Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000, 000 paid to the chief executive officer or any of the three other highest paid executive officers (other than the chief financial officer), excluding performance-based compensation. Through December 31, 2011, this provision has not limited the Company’s ability to deduct executive compensation. The Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation, and in particular, will review the effect of recent Internal Revenue Service rulings related to performance-based compensation in change-in-control situations. The 2009 Long-Term Equity Incentive Plan has been designed, and is intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to the deduction limitation established by Section 162(m).

Section 409A of the Internal Revenue Code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 205, and imposes an additional tax on certain forms of deferred compensation. The Committee takes Section 409A into account in determining the form and timing of compensation paid to the Company’s executives, and Section 409A is generally not applicable to the compensation provided by the Company.

The Company values stock option and restricted stock grants under FASB ASC Topic 718. More information regarding the application of ASC Topic 718 by the Company may be found in Note 12 to the Company’s audited financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Say On Pay. As a “smaller reporting company,” the Company will first be subject to the SEC’s rules requiring an advisory shareholder vote on executive compensation at its first annual meeting occurring on or after January 13, 2013. The Company is preparing to comply with these rules in connection with its 2013 Annual Meeting of Shareholders.

Summary Compensation Table. The following table sets forth the compensation of the Company’s “Named Executive Officers,” or “NEOs,” for the fiscal years ended December 31, 2011, 2010 and 2009. The NEOs are the Company’s Principal Executive Officer, Principal Financial Officer and the other two individuals identified below who were serving as executive officers as of December 31, 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (3) (4)	All other Compensation ($)(5)	Total ($)
David Nasca President and CEO of the Company and the Bank (principal executive officer)	2011 2010 2009	268,665 252,650 242,650	18,900 — 35,723	18,948 — 36,255	81,000 75,564 —	229,399 127,276 —	44,785 30,972 26,329	661,697 486,462 340,957

Gary Kajtoch Treasurer of the Company and Executive Vice President and CFO of the Bank (principal financial officer)	2011 2010 2009	170,630 166,800 161,400	9,940 — 18,056	10,001 — 18,360	38,463 37,437 —	33,969 22,712 —	29,852 30,751 17,248	292,855 257,700 215,064

Cynthia M. Rich (6) Executive Vice President of the Bank and CEO of ENL	2011	154,861	9,100	9,094	34,908	62,819	25,954	296,736

Robert Miller, Jr. (7) Secretary of the Company, President of TEA and Executive Vice President of the Bank	2011 2010 2009	232,613 226,900 219,600	13,580 — 16,757	13,610 — 17,010	52,335 50,926 24,197	354,719 80,341 155,890	48,239 51,735 23,755	715,096 409,902 457,209

(1)	Reflects the fair value of the awards at grant date, in accordance with FASB ASC Topic 718 for financial statement reporting purposes. For additional information as to the assumptions made in valuation, see Note 12 to the financial statements filed with the SEC in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Amounts shown in the table are based on the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that may be recognized by the NEOs.
(2)	The Company met its “stretch” goal for fiscal 2011 under its Evans Excels Plan, which is described above under “Compensation Discussion and Analysis -Executive Total Compensation.”
(3)	With respect to Mr. Miller, includes the aggregate change in the accumulated benefits under the Bank’s Defined Benefit Pension Plan and his SERP.
(4)	With respect to Mr. Nasca, Mr. Kajtoch and Ms. Rich, includes the aggregate change in the accumulated benefits under the Bank’s Senior Executive SERP.
(5)	Includes 401(k) matching contributions of $13,284, $9,973, $8,965, and $13,987 for Mr. Nasca, Mr. Kajtoch, Ms. Rich and Mr. Miller, respectively, and the economic benefit from an endorsement split-dollar life insurance policy held by the Bank, which did not exceed $10,000 for any individual NEO. Also includes perquisites and personal benefits including an auto allowance, country club dues and supplemental long-term disability insurance.
(6)	Ms. Rich was determined to be an Executive Officer for the first time in 2011, and therefore, her compensation is reported only for 2011 and not for any prior periods.
(7)	In accordance with the terms of his employment agreement, amounts reported under “salary” for Mr. Miller includes the “employee portion” of residual commissions earned on certain products sold through M&W Group, Inc. prior to September 1, 2000.

Grants of Plan-Based Awards. The following table reflects the terms of the compensation plan-based awards granted to Named Executive Officers in 2011.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
David Nasca	03/15/2011	27,000	54,000	81,000	1,350	8,980	14.00	37,848
Gary Kajtoch	03/15/2011	12,820	25,641	38,463	710	4,740	14.00	19,941
Cynthia Rich	03/15/2011	11,635	23,271	34,908	650	4,310	14.00	18,194
Robert Miller, Jr.	03/15/2011	17,445	34,890	52,335	970	6,450	14.00	27,190

(1)	As discussed above under “Compensation Discussion and Analysis – Executive Total Compensation,” the stretch targets under the Evans Excels Plan for 2011 were met.
(2)	Reflects the exercise price for the options granted, which was the closing market price for the Company’s common stock on that date.
(3)	Reflects full grant date fair value in accordance with FASB ASC Topic 718 of the options granted. For additional information as to the assumptions made in valuation, see Note 12 to the financial statements filed with the SEC in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The option and restricted stock awards in 2011 were granted under the Company’s 2009 Long-Term Equity Incentive Plan. 25% of the options and restricted stock granted will vest each year on the anniversary of the grant date, subject to acceleration of vesting upon the individual’s death, disability, retirement, or involuntary termination in connection with a change in control. The awards shown in the table above will be fully vested March 15, 2015. Dividends are paid on unvested stock awards.

Employment Agreements with our NEOs

We have entered into employment contracts with our NEOs. The material terms of those employment contracts are as follows:

David J. Nasca—Employment Agreement, by and among Mr. Nasca, the Company and the Bank, pursuant to which Mr. Nasca serves as the President and Chief Executive Officer of the Company and the Bank. Subject to prior termination, the term of Mr. Nasca’s employment is for a three year term, which is renewed daily until his 62nd birthday (October 27, 2019), at which time the contract will have a remaining and declining three year term. Automatic daily renewal will cease if the Bank gives Mr. Nasca written notice of non-renewal, in which case Mr. Nasca’s employment will end 36 months after the date of the non-renewal notice, unless the parties agree to a shorter period. Mr. Nasca’s employment agreement provides for an initial base salary, which is adjusted annually by the Board of Directors of Evans Bank, N.A., provided, however, that Mr. Nasca’s annual salary may not be decreased. Mr. Nasca is entitled to participate in all Company and Bank cash and equity incentive programs made available to senior executives, as well as all employee benefit plans, programs, and arrangements for which he qualifies. He is entitled to four weeks paid vacation each year, plus five personal days and customary bank holidays. The Bank provides Mr. Nasca with a monthly automobile allowance of $750 and reimburses him for reasonable country club dues and certain other expenses he incurs in the performance of his duties under the agreement.

In the event Mr. Nasca’s employment is terminated:

•

by the Company or the Bank without “cause” or by Mr. Nasca for “good reason,” or under certain circumstances within one year following a “change in control” of the Company, he will be paid three times the sum of the highest base salary paid to him at any time under the employment agreement plus the average annual non-equity incentive bonus paid to Mr. Nasca in the three years prior to termination. The Company will also continue to provide amounts or benefits payable under applicable benefit plans for 36 months;

•

because of death, his estate will be paid a lump sum amount equal to two times Mr. Nasca’s then annual base salary, as well as any amounts or benefits payable under applicable benefit plans, but subject to offset for any payment due Mr. Nasca under any life insurance plan maintained by the Company or the Bank;

•

because of “disability,” (i) Mr. Nasca will be entitled to participate in the short- and long-term disability plans and benefits offered by the Bank to senior executives, including long-term disability income replacement benefits and supplemental retirement benefits under a long-term disability program; and (ii) the Bank will continue to provide Mr. Nasca with certain life and medical insurance benefits under the same cost-sharing arrangement as in effect for active employees until Mr. Nasca’s (A) full-time employment by another employer, (B) attaining age 65, or (C) death;

•

by the Company or the Bank for “cause” or by Mr. Nasca other than for “good reason,” Mr. Nasca will not be entitled to payment of any amounts or benefits, other than that portion of his annual salary accrued through the date of termination and any accrued and unpaid vacation.

The Company’s or the Bank’s obligation to make such payments to Mr. Nasca are conditioned upon Mr. Nasca’s compliance with his obligations of confidentiality, non-competition and non-solicitation set forth in his employment agreement.

Gary A. Kajtoch—Employment Agreement, by and among Mr. Kajtoch, the Company and the Bank, pursuant to which Mr. Kajtoch serves as the Chief Financial Officer and Executive Vice President of the Bank. Subject to prior termination, the term of Mr. Kajtoch’s employment is for a three year term, which is renewed daily until his 62nd birthday (October 3, 2028), at which time the contract will have a remaining and declining three year term. Automatic daily renewal will cease if the Bank gives Mr. Kajtoch written notice of non-renewal, in which case Mr. Kajtoch’s employment will end 36 months after the date of the non-renewal notice, unless the parties agree to a shorter period. Mr. Kajtoch’s employment agreement provides for an initial base salary, which is adjusted annually by the CEO or Board of Directors of Evans Bank, N.A., provided, however, that Mr. Kajtoch’s annual salary may not be decreased. Mr. Kajtoch is entitled to participate in all Company and Bank cash and equity incentive programs made available to senior executives, as well as all employee benefit plans, programs, and arrangements for which he qualifies. He is entitled to four weeks paid vacation each year, plus five personal days and customary bank holidays. The Bank provides Mr. Kajtoch with a monthly automobile allowance of $750 and reimburses him for reasonable country club dues and certain other expenses he incurs in the performance of his duties under the agreement.

In the event Mr. Kajtoch’s employment is terminated:

•

by the Company or the Bank without “cause” or by Mr. Kajtoch for “good reason,” or under certain circumstances within one year following a “change in control” of the Company, he will be paid three times the sum of the highest base salary paid to him at any time under the employment agreement plus the average annual non-equity incentive bonus paid to Mr. Kajtoch in the three years prior to termination. The Company will also continue to provide amounts or benefits payable under applicable benefit plans for 36 months;

•

because of death, his estate will be paid a lump sum amount equal to two times Mr. Kajtoch’s then annual base salary, as well as any amounts or benefits payable under applicable benefit plans, but subject to offset for any payments due Mr. Kajtoch under any life insurance plan maintained by the Company or the Bank;

•

because of “disability,” (i) Mr. Kajtoch will be entitled to participate in the short- and long-term disability plans and benefits offered by the Bank to senior executives, including long-term disability income replacement benefits and supplemental retirement benefits under a long-term disability program; and (ii)

the Bank will continue to provide Mr. Kajtoch with certain life and medical insurance benefits under the same cost-sharing arrangement as in effect for active employees until Mr. Kajtoch’s (A) full-time employment by another employer, (B) attaining age 65, or (C) death;

•

by the Company or the Bank for “cause” or by Mr. Kajtoch other than for “good reason,” Mr. Kajtoch will not be entitled to payment of any amounts or benefits, other than that portion of his annual salary accrued through the date of termination and any accrued and unpaid vacation.

The Company’s or the Bank’s obligation to make such payments to Mr. Kajtoch are conditioned upon Mr. Kajtoch’s compliance with his obligations of confidentiality, non-competition and non-solicitation set forth in his employment agreement.

Cynthia M. Rich—Employment Agreement, by and among Ms. Rich, the Company and the Bank, pursuant to which Ms. Rich serves as the Executive Vice President of the Bank. Subject to prior termination, the term of Ms. Rich’s employment is for a three year term, which is renewed daily until her 62nd birthday (October 15, 2022), at which time the contract will have a remaining and declining three year term. Automatic daily renewal will cease if the Bank gives Ms. Rich written notice of non-renewal, in which case Ms. Rich’s employment will end 36 months after the date of the non-renewal notice, unless the parties agree to a shorter period. Ms. Rich’s employment agreement provides for an initial base salary, which is adjusted annually by the CEO or Board of Directors of Evans Bank, N.A., provided, however, that Ms. Rich’s annual salary may not be decreased. Ms. Rich is entitled to participate in all Company and Bank cash and equity incentive programs made available to senior executives, as well as all employee benefit plans, programs, and arrangements for which she qualifies. She is entitled to four weeks paid vacation each year, plus five personal days and customary bank holidays. The Bank provides Ms. Rich with a monthly automobile allowance of $750 and reimburses her for reasonable country club dues and certain other expenses she incurs in the performance of her duties under the agreement.

In the event Ms. Rich’s employment is terminated:

•

by the Company or the Bank without “cause” or by Ms. Rich for “good reason,” or under certain circumstances within one year following a “change in control” of the Company, she will be paid three times the sum of the highest base salary paid to her at any time under the employment agreement plus the average annual non-equity incentive bonus paid to Ms. Rich in the three years prior to termination. The Company will also continue to provide amounts or benefits payable under applicable benefit plans for 36 months;

•

because of death, her estate will be paid a lump sum amount equal to two times Ms. Rich’s then annual base salary, as well as any amounts or benefits payable under applicable benefit plans, but subject to offset for any payments due Ms. Rich under any life insurance plan maintained by the Company or the Bank;

•

because of “disability,” (i) Ms. Rich will be entitled to participate in the short- and long-term disability plans and benefits offered by the Bank to senior executives, including long-term disability income replacement benefits and supplemental retirement benefits under a long-term disability program; and (ii) the Bank will continue to provide Ms. Rich with certain life and medical insurance benefits under the same cost-sharing arrangement as in effect for active employees until Ms. Rich’s (A) full-time employment by another employer, (B) attaining age 65, or (C) death;

•

by the Company or the Bank for “cause” or by Ms. Rich other than for “good reason,” Ms. Rich will not be entitled to payment of any amounts or benefits, other than that portion of her annual salary accrued through the date of termination and any accrued and unpaid vacation.

The Company’s or the Bank’s obligation to make such payments to Ms. Rich are conditioned upon Ms. Rich’s compliance with her obligations of confidentiality, non-competition and non-solicitation set forth in her employment agreement.

Robert G. Miller—Employment Agreement, by and among Mr. Miller, the Company and TEA, pursuant to which Mr. Miller serves as the President of TEA and the Executive Vice President of the Bank. Subject to prior termination, the term of Mr. Miller’s employment is for a three year term, which is renewed daily until his 62nd birthday (May 11, 2018), at which time the contract will have a remaining and declining three year term. Automatic daily renewal will cease if the Bank gives Mr. Miller written notice of non-renewal, in which case Mr. Miller’s employment will end 36 months after the date of the non-renewal notice, unless the parties agree to a shorter period. Mr. Miller’s employment agreement provides for an initial base salary, which is adjusted annually by the CEO or Board of Directors of Evans Bank, N.A., provided, however, that Mr. Miller’s annual salary may not be decreased. Mr. Miller is entitled to participate in such equity programs as the Company and the Bank make available to senior executives from time-to-time. Additionally, the Company has agreed to use commercially reasonable efforts to maintain a long-term health care insurance policy covering Mr. Miller and his spouse in lieu of family health insurance provided to the Company employees generally, as long as the cost of such a policy does not exceed the cost of the family health insurance coverage generally provided to Company employees. Mr. Miller will also be eligible to receive the “employee portion” of residual commissions earned on certain products sold through M&W Group, Inc. prior to September 1, 2000, and will be eligible to receive an annual bonus in an amount and subject to achievement of such goals and objectives as the Board of Directors may determine in its discretion. He is entitled to five weeks paid vacation each year, plus five personal days and customary bank holidays. TEA provides Mr. Miller with a company-owned vehicle and reimburses him for reasonable country club dues and certain other expenses he incurs in the performance of his duties under the agreement.

In the event Mr. Miller’s employment is terminated:

•

by the Company or TEA without “cause” or by Mr. Miller for “good reason,” or under certain circumstances within one year following a “change in control” of the Company, he will be paid three times the sum of the highest base salary paid to him at any time under the employment agreement plus the average annual non-equity incentive bonus paid to Mr. Miller in the three years prior to termination. The Company will also continue to provide amounts or benefits payable under applicable benefit plans for 36 months;

•

because of death, his estate will be paid a lump sum amount equal to two times Mr. Miller’s then annual base salary, as well as any amounts or benefits payable under applicable benefit plans, but subject to offset for any payment due Mr. Miller under any life insurance plan maintained by the Company or TEA;

•

because of “disability,” (i) Mr. Miller will be entitled to participate in the short- and long-term disability plans and benefits offered by TEA to senior executives, including long-term disability income replacement benefits and supplemental retirement benefits under a long-term disability program; and (ii) TEA will continue to provide Mr. Miller with certain life and medical insurance benefits under the same cost-sharing arrangement as in effect for active employees until Mr. Miller’s (A) full-time employment by another employer, (B) attaining age 65, or (C) death;

•

by the Company or TEA for “cause” or by Mr. Miller other than for “good reason,” Mr. Miller will not be entitled to payment of any amounts or benefits, other than that portion of his annual salary accrued through the date of termination and any accrued and unpaid vacation.

The Company’s or TEA’s obligation to make such payments to Mr. Miller are conditioned upon Mr. Miller’s compliance with his obligations of confidentiality, non-competition and non-solicitation set forth in his employment agreement.

Potential Payments Upon Termination or Change-in-Control. The following table shows the potential incremental value transfer to each NEO under various termination or change-in-control scenarios as of December 31, 2011, the last business day of fiscal 2011. Unvested, unexercised stock options and unvested restricted stock awards are valued at the closing market price of the Company’s common stock on that date. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from the Company.

Event	David Nasca	Gary Kajtoch	Cynthia Rich	Robert Miller
Retirement or Voluntary Termination Without “Good Reason” (1)	—	—	—	$748,322
Termination for “Cause” (2)	—	—	—	$108,212
Termination Without “Cause” or for “Good Reason” (3)	$1,027,458	$611,592	$522,029	$2,116,674
“Change in Control” Termination (4)	$1,508,611	$678,032	$664,704	$1,272,105
Death (5)	$926,475	$406,213	$412,709	$1,261,614

(1)	Reflects (a) SERP lump sum payout and (b) Defined Benefit Pension Plan lump sum payout. SERP lump sum payout is reduced by 2% for each year by which the sum of Mr. Miller’s age and years of service is less than 75.
(2)	Reflects Defined Benefit Pension Plan lump sum payout.
(3)	Reflects (a) lump sum employment contract payout, (b) estimated value of healthcare benefits for 36 months, (c) intrinsic value of stock awards and option awards that provide for accelerated vesting upon termination for the stated reason. Payment may be postponed for a six month period to avoid application of Section 409A of the Internal Revenue Code.
(4)	Reflects (a) lump sum employment contract payout, (b) estimated value of healthcare benefits for 36 months, (c) SERP lump sum payout calculated as the projected benefit obligation and (d) intrinsic value of stock awards and option awards that provide for accelerated vesting upon termination for the stated reason and Defined Benefit Pension Plan payout. Payment may be postponed for a six month period to avoid application of Section 409A of the Internal Revenue Code.
(5)	Reflects (a) lump sum employment contract payout, (b) estimated value of healthcare benefits for 24 months, (c) SERP lump sum payout calculated as the accumulated benefit obligation and (d) intrinsic value of stock awards and option awards that provide for accelerated vesting upon termination for the stated reason. Payment may be postponed for a six month period to avoid application of Section 409A of the Internal Revenue Code.

All post-termination payments are linked to two-year confidentiality, non-competition and non-solicitation obligations contained in the NEOs’ employment contracts. The events that constitute “cause,” good reason,” “disability” and “change in control” are described in the employment contract with each NEO. Accelerated vesting of stock options and restricted stock awards assumes the awards are not converted into comparable awards with respect to voting securities of the surviving or acquiring entity upon a change in control of the Company, in accordance with the terms of the 2009 Long-Term Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End. The following table provides information about unexercised stock options and unvested restricted stock outstanding for the Named Executive Officers as of December 31, 2011:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)
David Nasca	— 12,086 3,750	8,980 12,084 1,250	14.00 12.99 15.35	03/15/2021 08/18/2019 06/17/2018	1,350 1,374 —	16,092 16,378 —

Gary Kajtoch	— 6,120 2,250	4,740 6,120 750	14.00 12.99 15.35	03/15/2021 08/18/2019 06/17/2018	710 694 —	8,463 8,272 —

Cynthia Rich	— 4,570 2,250	4,310 4,570 750	14.00 12.99 15.35	03/15/2021 08/18/2019 06/17/2018	650 520 —	7,748 6,198 —

Robert Miller, Jr.	— 5,670 2,250 1,852 2,205 2,000	6,450 5,670 750 463 — —	14.00 12.99 15.35 19.25 21.77 22.00	03/15/2021 08/18/2019 06/17/2018 04/18/2013 09/27/2014 09/20/2015	970 644 — — —	11,562 7,676 — — —

(1)	The unexercisable options with the following expiration dates and the related restricted shares will vest as indicated below:

Expiration Date	Vesting Schedule
04/18/2013	100% on August 19, 2012
06/17/2018	100% on June 17, 2012
08/18/2019	50% on August 18, 2012, and 50% on August 18, 2013
03/15/2021	25% on each March 15 of 2012, 2013, 2014, 2015

Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David Nasca	688	9,075
Gary Kajtoch	348	4,590
Cynthia Rich	260	3,429
Robert Miller, Jr.	323	4,260

Pension Benefits. The following table sets forth the present value of the accumulated pension benefits for the Named Executive Officers as of fiscal year-end 2011 (1):

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
David J. Nasca	Senior Executive SERP	5	$356,675	—
Gary A. Kajtoch	Senior Executive SERP	4	56,681	—
Cynthia Rich	Senior Executive SERP	4	96,789	—
Robert G. Miller, Jr.	SERP	11	800,138	—
	Defined Benefit Plan	11	108,212	—

(1)	The assumptions used to calculate the present value of accumulated benefits are set forth in Note 11 to the Consolidated Financial Statements of the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The following describes the material factors necessary to understand the pension benefits that are provided to the Named Executive Officers under the Bank’s defined benefit pension and supplemental executive retirement plans.

Defined Benefit Pension Plan. The Bank maintains a defined benefit pension plan (the “Pension Plan”) for all eligible employees, including employees of its subsidiaries. Mr. Miller is a participant in the Pension Plan. Upon retirement at age 65, vested participants are entitled to receive a monthly benefit. The following table indicates the annual retirement benefit that would be payable under the Pension Plan, pursuant to the amended benefit formula discussed below, upon retirement at age 65 in fiscal year 2011, expressed in the form of a single life annuity for the average annual earnings and years of credited service. The benefits listed below are not subject to deduction for Social Security or other offset amounts.

	Years of Service at Normal Retirement
Final Average Compensation	10	20	30	40
$30,000	$3,000	$6,000	$9,000	$9,000
$50,000	$5,000	$10,000	$15,000	$15,000
$100,000	$10,000	$20,000	$30,000	$30,000
$150,000	$15,000	$30,000	$45,000	$45,000
$220,000	$22,000	$44,000	$66,000	$66,000

Pension Benefit Formula: 1% of compensation times years of service, subject to a maximum of thirty years of service.

Prior to an amendment to the Pension Plan, effective May 1, 1994, the monthly benefit under the Pension Plan was 3% of average monthly compensation multiplied by years of service up to a maximum of 15 years of service. In 1994, the Pension Plan was amended to change the benefit to 1% of average monthly compensation (as defined under the Pension Plan, generally the highest five consecutive compensation years out of the latest ten compensation years at retirement) multiplied by years of service up to a maximum of 30 years of service.

Effective January 31, 2008, the Pension Plan was frozen. All participants vested immediately in the Pension Plan at their then-present number of years of service, regardless of whether an employee had attained greater than five years of service on January 31, 2008. All benefits that eligible participants accrued in the Pension Plan prior to January 31, 2008 will be retained, but no additional benefits have accrued under the Pension Plan since that date. Employees will be eligible to receive accrued benefits at normal retirement age.

“Compensation” for purposes of the Pension Plan generally means the compensation reported for a participant on Form W-2 as gross pay. In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury of the United States may not be considered. That limit (the “IRS Compensation Limit”) was $230,000 for 2008, the final year of the Pension Plan. In addition, benefits provided under the Pension Plan may not exceed a benefit limit under the Internal Revenue Code (which was $185,000 payable as a single life annuity beginning at normal retirement age in 2008). The “Social Security Wage Base” is the maximum amount of annual earnings or wages that is subject to the old age, survivors and disability insurance taxes that is in effect under the Social Security Act at the beginning of the plan year.

A participant is eligible for early retirement under the Pension Plan if the participant retires before normal retirement age but after attaining age 59 and completing 5 years of service. An early retirement benefit is reduced 1/15th per year for each year that the benefit commences prior to normal retirement age. Mr. Miller was not eligible for early retirement. Messrs. Nasca, Kajtoch and Ms. Rich are not participants in the Pension Plan.

Benefits under the Pension Plan are paid over the lifetime of the participant or the lifetimes of the participant and a beneficiary, as elected by the participant. If the participant is married on the date payments are to begin under the Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary, unless the participant elects another form of payment with the consent of the spouse. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the participant, benefits are reduced from the amount payable as a lifetime benefit solely to the participant in accordance with the actuarial factors that apply to all participants in the Pension Plan. The Pension Plan generally does not make distributions in the form of a one-time lump sum payment. A participant’s benefit is payable as an annuity with monthly benefit payments, unless the present value of the normal retirement benefit is less than $5,000.

Benefits under the Pension Plan are funded by an irrevocable, tax-exempt trust. The Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Supplemental Executive Retirement Plans. The Bank maintains a SERP in which Mr. Miller is a participant. Under the SERP, Mr. Miller is entitled to an annual benefit payment equal to 70% of his final average earnings, currently defined as the highest average of five consecutive years out of the last ten worked, reduced by 50% of his annual Social Security benefit, the amount of his annual benefit under the Pension Plan, and the value of his annual benefit attributable to employer matching contributions to the Bank’s 401(k) plan, at or after attaining age 65. There are provisions for reduced early retirement benefits after attaining age 60 but prior to age 65, provided, however, that such benefits are reduced by 2% for each year by which the participant’s age and years of service are less than 75. Benefits are also payable upon separation from service after a change in control, regardless of the participant’s age. Upon a participant’s entitlement to a benefit under the SERP, his benefit shall be paid in the form of either (i) a single life annuity with 15 payments guaranteed for Mr. Miller, or (ii) a lump sum payment which is actuarially equivalent to the annuity form of payment described in clause (i). The SERP also allows for payment of such benefit to a designated beneficiary upon the death of the employee and for earlier payment due to disability.

Messrs. Nasca, Kajtoch and Ms. Rich are participants in the Senior Executive SERP. A participant is generally entitled to receive a benefit under the Senior Executive SERP upon a termination of employment, other than for “cause,” after the participant has completed 10 full calendar years of service with the Bank. No benefit is payable under the Senior Executive SERP if the participant’s employment is terminated for “cause” or if the participant voluntarily terminates before completing 10 full calendar years of service with the Bank. In addition, the payment of benefits under the Senior Executive SERP is conditioned upon certain agreements of the participant related to confidentiality, cooperation, non-competition, and non-solicitation.

A participant will be entitled to a retirement benefit under the Senior Executive SERP if his or her employment with the Bank terminates other than for “cause” on or after the date the participant attains age 65. The “accrued benefit” is based on a percentage of the participant’s final average earnings, which is determined based upon the participant’s total annual compensation over the highest consecutive five calendar years of the participant’s employment with the Bank, accrued over the participant’s “required benefit service”. Mr. Nasca’s benefit percentage is 35% and his required benefit service is 15 years. Mr. Kajtoch’s and Ms. Rich’s benefit percentage is 25% and their required benefit service is 20 years. A reduced early retirement benefit may be payable if the participant terminates before attaining age 62 (other than by reason of death of “disability” or following a “change in control”). The benefit is calculated in the same manner as the standard retirement benefit, but is reduced by 6% for each full calendar year prior to age 62 that the benefit is paid (e.g., reduced by 12% if the participant retires at age 60).

Upon a participant’s death while employed by the Bank, the participant’s designated beneficiary will be entitled to a cash lump sum equal to the present value of the participant’s “accrued benefit”, without any reduction for early retirement. If a participant’s employment with the Bank terminates by reason of “disability”, the participant is entitled to a benefit to be calculated as if he or she had attained age 65 immediately before the disability and assuming his or her base salary had increased 3% each calendar year, then discounted to the lump sum present value as of the date of disability, and paid as a cash lump sum. If a participant’s employment is terminated without “cause” or the participant terminates with “good reason” (as defined in Internal Revenue Code Section 409A) within 24 months following a “change in control”, the participant is entitled to a benefit to be calculated as if he or she had attained age 65 immediately before termination and assuming his or her base salary had increased 3% each calendar year, then discounted to the lump sum present value and paid as a cash lump sum.

Executive Life Insurance Plan. The Company provides an endorsement split-dollar benefit to certain officers and directors in connection with bank-owned life insurance maintained by the Bank. This benefit does not carry into retirement. The benefit for all non-employee directors is in the amount of $200,000. The amount of the benefit for Named Executive Officers is 2.0 times base salary. For 2011, the amount of the benefits for each of Messrs. Nasca, Kajtoch, Ms. Rich and Mr. Miller is $505,318; $333,600; $385,800; and $453,800, respectively.

Employee Savings Plan. The Bank also maintains a 401(k) salary deferral plan to assist employees, including employees of its subsidiaries, in saving for retirement. All employees are eligible to participate on the first of the month following date of hire. Eligible employees can contribute up to the maximum amount allowable under the Internal Revenue Code.

For 2011, employees received a 100% match from the Company on contributions up to 6% of base salary Employees vest in employer contributions over six years. With respect to matching contributions credited to the accounts of NEOs, those amounts are included in the “Summary Compensation Table,” above, under “All Other Compensation.”

Individual account earnings will depend on the performance of the particular funds in which the participant invests. Specific guidelines govern adjustments to contribution levels, investment decisions and withdrawals from the plan. The benefit is paid as an annuity unless the employee elects one of the optional forms of payment available under the plan.

Non-Qualified Deferred Compensation. The following table sets forth information for the Non-Qualified Deferred Compensation Plan for fiscal 2011:

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (e)	Aggregate Balance in Last Fiscal Year ($) (f)
Robert G. Miller, Jr.	4,663	—	1,742	—	45,056

Mr. Miller’s contributions were reported as compensation for fiscal 2011 in the Summary Compensation Table, above, and amounts reported in the “Aggregate Balance at Last Fiscal Year End” column of this table were reported as compensation to Mr. Miller in the Company’s Summary Compensation Tables for previous fiscal years.

The Company’s Non-Qualified Deferred Compensation Plan allows NEOs to elect to defer 1% to 100% of their base salary until retirement or termination of service. The Company credits such deferrals with interest equal to 1% over the prime rate as of each January 1st.

NEOs are immediately 100% vested in their account balance under the Non-Qualified Deferred Compensation Plan, including credited interest. NEOs may choose from a 5, 10 or 15 year payment plan or lump sum payment option.

TRANSACTIONS WITH RELATED PERSONS

The Company’s written policies and procedures with respect to transactions with related persons require the review and approval or ratification by the Audit Committee for any transaction in which the Company will be a participant and any related person has or will have a material interest (direct or indirect), other than transactions involving less than $5,000 when aggregated with all similar transactions. Related persons include the Company’s directors, director nominees and executive officers and their immediate family members, as well as persons owning more than 5% of the Company’s common stock and any immediate family member of such shareholder.

Under the Company’s Related Person Transaction Policy, a related person transaction may be consummated or continue if the Audit Committee has approved or ratified the transaction in accordance with the following guidelines: in considering whether to approve or ratify related person transactions, the Audit Committee will take into account, among other factors, (i) whether the related person transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (ii) whether the related person transaction has been reviewed and approved by the Company’s subsidiary banking institution in accordance with Federal Reserve Regulation O and the process and procedure established by such subsidiary banking institution to insure compliance with Regulation O; (iii) whether the related person transaction is approved by the disinterested members of the Board of Directors; and (iv) whether the related person transaction involves compensation approved by the Company’s Human Resource and Compensation Committee.

The Audit Committee meets annually with management to discuss and review related person transactions for that calendar year, including the proposed aggregate value of such transactions. After review and discussion, the Audit Committee will determine, based on the above guidelines, whether to approve or ratify each related person transaction, and at each subsequently scheduled meeting, management will update the Audit Committee, as necessary, as to any material change to related person transactions and any proposed related person transactions.

In the event that a related person transaction is proposed during the interim period between regularly scheduled Audit Committee meetings, the transaction may be presented to the Audit Committee by management for approval or preliminarily entered into by management subject to ratification by the Audit Committee in accordance with the above guidelines; provided that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.

The Audit Committee approved the services of Harris Beach PLLC as its general counsel. Phillip Brothman, a director and Chairman of the Board of Directors, is a senior counsel to that firm. The legal services provided (and to be provided) to the Company and its Bank subsidiary are considered normal and customary in the ordinary course of business. The aggregate fees paid to Harris Beach PLLC for legal services to the Company and to the Bank in fiscal 2011 and 2010 were approximately $628,975 and $406,404, respectively. Mr. Brothman has no equity interest in Harris Beach PLLC, and the fees paid to that firm in each such year represent less than 5% of that firm’s gross revenues.

Additionally, The Evans Agency, an indirect subsidiary of the Company, leases, on a month-to-month basis, certain of its offices from Millpine Enterprises, a partnership of Robert G. Miller, Jr., a director of the Company and President of TEA, and his brother. The total amount of payments in fiscal 2011 and fiscal 2010 was $25,984 and $34,529, respectively.

In addition, Mr. Tilley, a director and former Chief Executive Officer and President of the Company and the Bank, continues to receive payments under the Bank’s Pension Plan and SERP. He received payments aggregating $158,053 in 2011 and $131,907 in 2010 under those plans.

The Bank has had, and in the future expects to have, banking and fiduciary transactions with directors and executive officers of the Company and some of their affiliates. All such transactions have been in the ordinary course of business and on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unrelated third parties, and do not involve more than a normal risk of collectivity or present other unfavorable features.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee has reviewed and discussed with the Company’s management and KPMG LLP, the Company’s independent registered public accounting firm, the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the 2011 fiscal year. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2011 fiscal year for filing with the SEC.

Submitted by the Audit Committee,

John R. O’Brien, Chairman
James E. Biddle, Jr.
Michael J. Rogers
Lee C. Wortham

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP to continue as the Company’s independent registered public accounting firm and to conduct the audit of the Company’s consolidated financial statements for the year ending December 31, 2012. Representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions that may be raised, and they will have the opportunity to make a statement, if they so desire.

Fees Billed by KPMG LLP. The following table shows the fees that KPMG LLP billed the Company for audit and other services provided for fiscal years 2011 and 2010. Audit fees consist of professional services rendered for the audit of the Company’s annual consolidated financial statements and internal control over financial reporting, review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings, including SEC filings or engagements for fiscal years 2011 and 2010. The year-over-year difference in audit-related fees primarily pertains to fees for providing comfort letters and consents for our common stock offering in May 2010.

	2011	2010
Audit Fees	$192,000	$195,000
Audit-Related Fees	12,000	158,500
Tax Fees	—	—
All Other Fees	—	—

Total	$204,000	$353,500

All fees listed in the table above were pre-approved by the Company’s Audit Committee under the pre-approval policy described below.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that such services did not impair KPMG LLP’s independence.

The Audit Committee’s pre-approval policy details the types of audit, audit-related, tax and other services that have the general pre-approval of the Audit Committee, and the cost limits for those services. Unless a type of service to be provided by the independent auditors has received general pre-approval, it requires specific pre-approval by the Audit Committee. Also, any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

PROPOSAL II – AMENDMENT TO INCREASE THE AGGREGATE NUMBER

OF SHARES AVAILABLE FOR ISSUANCE UNDER

THE EVANS BANCORP, INC. 2009 LONG-TERM EQUITY INCENTIVE PLAN

General

The Board of Directors is proposing an amendment (the “Plan Amendment”) to the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan (the “Equity Plan”). If approved by the shareholders, the Plan Amendment would increase the maximum number of shares issuable under the Equity Plan from 210,000 to a total of 510,000 shares. The Board of Directors of the Company approved the Plan Amendment on February 21, 2012, subject to shareholder approval.

Background

The Equity Plan was adopted by the Board of Directors of the Company on January 27, 2009, and it became effective when it was approved by the Company’s shareholders on April 23, 2009. When adopted, the Company was permitted to offer up to 210,000 shares of common stock under the Equity Plan. As of December 31, 2011, only 47,375 shares of common stock remain available for issuance under the Equity Plan. Based on awards granted to date, in the absence of an amendment to increase the number of shares of common stock that may be offered under the Equity Plan, we expect that the remaining shares will be exhausted in the near future. The proposed amendment is intended to ensure that the Company is able to remain competitive and provide sufficient equity incentives to attract and retain highly qualified and experienced employees. The Board of Directors believes that approval of the Plan Amendment is in the best interests of the Company and its shareholders because the availability of an adequate reserve of shares under the Equity Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to our success and in aligning their long-term interests with those of our shareholders.

Summary of the Provisions of the Equity Plan

The following is a summary of the material features of the Equity Plan, which is qualified in its entirety by reference to the provisions of the Equity Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, if the Plan Amendment is approved by the Company’s shareholders, the Equity Plan would authorize the issuance of up to 510,000 shares of our common stock. All of the shares may be issued as stock options, but no more than 255,000 shares may be issued as restricted stock awards, RSUs and/or stock settles SARs. As of March 9, 2012, the record date for the Annual Meeting, there were 256,703 shares of common stock subject to outstanding awards under the Equity Plan (consisting of 238,568 unexercised options with a weighted average exercise price of $15.81 and a weighted average remaining term of 6.4 years, and 18,135 shares of unvested restricted stock).

The Equity Plan is administered by the Company’s Human Resource and Compensation Committee (the “Committee”). The Committee has full and exclusive power within the limitations set forth in the Equity Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Plan’s purposes; and interpreting and otherwise construing the Equity Plan. The Equity Plan also generally permits the Committee to delegate to any one or more of its members or to any persons selected by it all or any part of the responsibilities and powers of the Committee.

Eligibility

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be grated incentive stock options. Non-employee directors may receive in the aggregate up to 20% of the shares reserved for issuance under the Equity Plan, subject to additional sub-limits as described below.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Plan. Awards will be evidenced by agreements approved by the Committee, which set forth the terms and conditions of each award. Awards may be granted in a combination of incentive and non-statutory stock options, SARs, restricted stock awards and RSUs as follows:

Stock Options. A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Plan means the final sale price of the Company’s common stock as reported on the NYSE Amex on the date the option is granted, or if the Company’s common stock was not traded on such date, then on the day prior to such date on which the Company’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees of the Company or its subsidiaries are eligible to receive incentive stock options. Stock options are subject to vesting conditions and restrictions as determined by the Committee, which may include time or performance-based vesting, or any combination thereof. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or by tendering, either actually or constructively by attestation, common stock of the Company valued at fair market value as of the day of the exercise; or (ii) by reduction in the number of shares deliverable pursuant to the stock option; or (iii) subject to a “cashless exercise” through a third party. The total number of shares acquired upon exercise will be rounded down to the nearest whole share.

Stock Appreciation Rights. SARs are a right to receive, in cash or shares or a combination of both (as set forth in the award agreement), and amount equal to or based on the excess of the fair market value of a share of common stock at the time of exercise over the exercise price established by the Committee at the time of grant. Grants of SARs do not include any dividend equivalent rights. The Committee may grant either tandem or stand-alone SARs. Tandem SARs are granted at the same time as stock options are granted and are exercisable on the same conditions as the related stock option that is granted simultaneously. The exercise of a tandem SAR cancels the related stock option and the exercise of the related stock option cancels the tandem SAR. SARs are subject to vesting conditions and restrictions as determined by the Committee, which may include time or performance-based vesting, or any combination thereof.

Restricted Stock Awards. Restricted stock awards are subject to conditions established by the Committee which are set forth in the award agreement. Any restricted stock award granted under the Equity Plan will be subject to vesting conditions and restrictions as determined by the Committee, which may include time or performance-based vesting, or any combination thereof.

Restricted Stock Units. RSUs are similar to stock awards, except that no shares of stock are actually awarded on the date of grant. Rather, RSUs are deferred compensation bookkeeping entries that are subject to all of the requirements of Section 409A of the Internal Revenue Code, including specifying the time and form of payment at the time of grant. RSUs are subject to vesting conditions and restrictions as determined by the Committee, which may include time or performance-based vesting, or any combination thereof.

Prohibition Against Repricing. Except for adjustments due to certain corporate transactions, unusual or nonrecurring events and any reduction in exercise price approved by the Company’s shareholders, the Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or SAR previously granted under the Equity Plan.

In the event of a corporate transaction involving the Company’s common stock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the share limitations described below and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable. The Committee may adjust the terms and conditions of all awards (including canceling the awards in exchange for the in-the-money value, if any, of the bested portion thereof or substitution of awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events affecting the Company or any parent or subsidiary or the financial statements of the Company or any parent or subsidiary or in response to changes in applicable laws, regulations or accounting principles.

Prohibition on Transfer. Generally, all awards, except non-statutory stock options, granted under the Equity Plan will be nontransferable except by will or in accordance with the laws intestate succession or pursuant to a domestic relations order. At the committee’s sole discretion, non-statutory stock options may be transferred to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations. During the life of the participant, awards can only be exercised by him or her. Participants may designate a beneficiary to exercise or receive any rights that may exist under the Equity Plan upon the participant’s death.

Limitation on Awards Under the Equity Plan

The following limits apply to awards under the Equity Plan:

•	No more than 255,000 shares (assuming approval of the Plan Amendment) may be issued as restricted stock awards, RSUs and/or stock settled SARs;

•

Generally, the maximum number of shares of common stock that may be covered by options or SARs that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is 50,000 shares;

•

The maximum annual dollar amount that may be payable to a participant pursuant to cash-settled SARs that are intended to be “performance-based compensation” under a grant to any one participant in any one calendar year is $1,000,000;

•

Generally, the maximum number of shares of common stock that may constitute restricted stock awards or RSUs that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 55,000 shares; and

•

The maximum number of shares of common stock that may be covered by all stock options and SARs granted to non-employee directors as a group is twenty percent (20%) of the shares in the aggregate to be covered by stock options or SARs granted under the Equity Plan, and the maximum number of stock awards or RSUs that may be granted to non-employee directors as a group is twenty percent (20%) of the stock awards or RSUs in the aggregate to be granted under the Equity Plan.

Performance Features

Section 162(m) of the Internal Revenue Code. A U.S. income tax deduction for the Company will generally be unavailable for annual compensation in excess of one million dollars ($1,000,000) paid to its Chief Executive Officer and any of its four other most highly compensated officers, excluding its Chief Financial Officer. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. The Equity Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any other awards being granted to any participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: earnings, financial return ratios, capital, increase in revenue, operating or net cash flows, cash flow return on investment, total shareholder return, market share, net operating income, operating income or net income, debt load reduction, expense management, economic value added, stock price, assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets, liquidity, interest sensitivity gap levels, regulatory compliance or safety and soundness, improvement of financial rating, administrative expenses, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries or business units of the Company or a subsidiary and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the Equity Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for an employee, and not less than one year for a director, subject in either case to acceleration in the event of death, disability, retirement, involuntary termination of employment of service following a change in control, or other enumerated events.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control (as defined in the Equity Plan) of the Company, all outstanding options and SARs then held by a participant will become fully exercisable and all stock awards or RSUs shall be fully earned and vested. In the event of a change in control, any performance measure attached to an award under the Equity Plan shall be deemed satisfied as of the date of the change in control.

Amendment and Termination

Generally, the Board of Directors may, at any time, amend or terminate the Equity Plan or any award granted under the Equity Plan, provided that no amendment or termination may adversely impair the rights of an outstanding award without the participant’s written consent. The Board of Directors may not amend the Equity Plan to increase the aggregate number of securities which may be issued under the Equity Plan, materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Plan without approval of the Company’s shareholders. Notwithstanding the foregoing, the Committee may amend the Equity Plan and any outstanding award at any time, retroactively or otherwise, to insure that the Equity Plan or awards comply with current or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Internal Revenue Code) or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or the Financial Accounting Standards Board subsequent to the adoption of the Equity Plan or the granting of awards, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operation of the Company, and such amendments may be made unilaterally and without participant consent.

Duration of Plan

The Equity Plan became effective upon approval by the shareholders at the 2009 annual meeting of shareholders. The Equity Plan will terminate 10 years after that date, or, if sooner, when all shares reserved under the Equity Plan have been issued. At any time, the Board of Directors may terminate the Equity Plan; however, any termination of the Equity Plan will not affect outstanding awards.

United States Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the Equity Plan:

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. Generally, the exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of cash or shares received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any shares received upon exercise of a stock-settled SAR will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Restricted Stock Awards. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the participant during the restriction period, if so provided, will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Restricted Stock Units. The grant of an RSU will not result in taxable income to the participant. Provided that the grant sets forth the time and form of payment (as required under Section 409A of the Internal Revenue Code), at the time the RSU award is paid to the participant, the participant will recognize ordinary income equal to the then-current fair market value of the RSU (which is denominated in shares of Company stock) and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any shares received upon exercise of a stock-settled RSU will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Company, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payments, the Company is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of options, SARs, restricted stock and RSUs.

Receipt of Allocation of New Plan Benefits

The Committee has not yet made any specific allocation of the additional shares that would be available for issuance under the Equity Plan if the Plan Amendment is approved, and therefore it is not possible to determine the benefits or amounts that will be received by or allocated under the Equity Plan to the NEOs or to any other individuals. The Committee will consider in the future whether or not to make awards to any or all plan participants. The benefits to be received by the Company’s executive officers (including the NEOs), non-employee directors, and employees under the Equity Plan are not determinable because, under the terms of the Equity Plan, grants are in the discretion of the Committee and the value of each grant will depend on the market price of the Company’s common stock on the date of grant. An example of how the Committee has made equity grants to NEOs in the past can be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this Proxy Statement. In addition, the Company has, in the past, made grants of stock options to non-employee directors as compensation for their service as directors, as discussed above under “Director Compensation.” The Committee currently intends to continue to make such awards to non-employee directors in fiscal 2012, subject to shareholder approval of the Plan Amendment.

Required Vote and Recommendation of the Board

In order to approve the Plan Amendment, the proposal must receive the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE EVANS BANCORP, INC. 2009 LONG-TERM EQUITY INCENTIVE PLAN.

PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking shareholders to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our current fiscal year. Our 2012 fiscal year began on January 1, 2012 and will end on December 31, 2012. Although ratification is not legally required, Evans Bancorp, Inc. is submitting the appointment of KPMG to our shareholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will reconsider the appointment.

The Audit Committee appoints the independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for fiscal 2012, the Audit Committee carefully considered the firm’s qualifications and performance during fiscal 2011, as well as the fees paid to KPMG for such services. In its review of non-audit service fees and its appointment of KPMG as Evans Bancorp, Inc.’s independent registered public accounting firm, the Audit Committee considered whether the provision of such services was compatible with maintaining KPMG’s independence.

Representatives of KPMG will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2012.

OTHER MATTERS

The cost of solicitation of proxies will be borne by the Company. Solicitation other than by mail may be made by directors, officers or by regular employees of the Company, who will receive no additional compensation therefor, by personal or telephone solicitation, the cost of which is expected to be nominal.

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting, other than the election of directors, the amendment to the Company’s 2009 Long-Term Equity Incentive Plan, and the ratification of the appointment of KPMG LLP as the Company’s registered public accounting firm. However, if other matters do properly come before the meeting or any adjournments thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2012

ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Shareholders of the Company may submit proposals on matters appropriate for shareholder action at meetings of shareholders in accordance with Rule 14a-8(e) promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to its 2013 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than November 22, 2012. Such proposals should be delivered to the Secretary, Evans Bancorp, Inc., 14-16 North Main Street, Angola, New York 14006.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting. Except in the case of proposals made in accordance with Rule 14a-8(e) and for shareholder nominations to the Board of Directors which are governed by the procedures for director nominations by shareholders contained in the Company’s bylaws, for proposals to be considered at an Annual Meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the Company not less than 45 days prior to the anniversary of the date on which the Company first sent its proxy materials for its immediately preceding annual meeting of shareholders. To be timely for the 2013 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company by February 5, 2013. A shareholder’s notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before the Annual Meeting, the information required by the Company’s bylaws.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K is also available, without charge, by writing or telephoning Michelle A. Baumgarden, Evans Bancorp, Inc., One Grimsby Drive, Hamburg, NY 14075, (716) 926-2000. In addition, the Annual Report on Form 10-K (with exhibits) is available at the SEC’s website (www.sec.gov) and the Company’s website (www.evansbancorp.com).

By Order of the Board of Directors,

EVANS BANCORP, INC.
Robert G. Miller, Jr.
Secretary

Angola, New York

March 22, 2012

APPENDIX A

FIRST AMENDMENT TO THE

EVANS BANCORP, INC.

2009 LONG-TERM EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of Evans Bancorp, Inc. (the “Company”) adopted the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan (“the “Plan”), which was approved by the Company’s shareholders on April 23, 2009; and

WHEREAS, the Plan originally reserved a total of 210,000 shares for issuance to employees and non-employee directors; and

WHEREAS, Section 7.1 of the Plan provides that the Board may amend the Plan to increase the aggregate number of securities which may be issued under the Plan, subject to approval of the Company’s shareholders; and

WHEREAS, the Board wishes to amend the Plan as set forth herein, in order to reserve an additional 300,000 shares for issuance under the Plan; and

WHEREAS, the Board wishes to submit this First Amendment to the Company’s shareholders for approval at the Company’s 2012 annual meeting of shareholders.

NOW THEREFORE, the Plan is hereby amended as follows, effective upon the approval of the Company’s shareholders:

1. Section 4.2(a) of the Plan is amended to read as follows:

(a) Share Reserve.

(1) The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to:

(A) Five hundred ten thousand (510,000) shares of Stock, plus

(B) The number of shares of Stock subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and non-forfeitable shares.

The maximum number of shares of Stock that may be delivered pursuant to stock options (all of which may be granted as ISOs) is five hundred and ten thousand (510,000) (plus any prior plan shares). The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards, Restricted Stock Units and/or stock settled SARs shall be two hundred fifty five thousand (255,000) shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 4.4.

2. All other provisions of the Plan shall remain unchanged and shall continue in effect.

IN WITNESS WHEREOF, the Board has adopted this First Amendment on the date set forth below, which shall become effective upon the approval of the Company’s shareholders, at the Company’s 2012 annual meeting, which is expected to occur on April 26, 2012.

EVANS BANCORP, INC.

February 21, 2012	By:	/s/ Phillip Brothman
Date		Chairman of the Board of Directors

EVANS BANCORP, INC.

2009 LONG-TERM EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this 2009 Long-Term Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Evans Bancorp, Inc. (the “Company”), and its Subsidiaries, including Evans Bank, N.A. (the “Bank”), by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan shall be the date the Plan is approved by the Company’s stockholders, which is expected to be April 23, 2009. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the day before the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 6.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to Employees and Directors of the Company or any Subsidiary; provided, however, that an award (other than an award of an incentive stock option) may be granted to an individual prior to the date on which he or she first performs services as an Employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan.

Section 1.5 No More Grants Under Prior Plan. After the Effective Date, no more grants will be made under the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan (the “Prior Plan”).

ARTICLE 2—DEFINED TERMS; CONSTRUCTION

Section 2.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.

(c) “Board” means the Board of Directors of the Company.

(d) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Company, material breach of the Company’s or the Bank’s Code of Conduct, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. For purposes of this paragraph, no act or failure to act on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(e) “Change in Control” has the meaning ascribed to it in Section 5.2.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(h) “Committee” means the Committee acting under Article 6.

(i) “Covered Employee” means any Employee who is or may become a “Covered Employee” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the performance period or (b) twenty-five percent (25%) of the performance period has elapsed, as a “Covered Employee” under this Plan for such applicable performance period.

(j) “Director” means a member of the Board of Directors of the Company or a Subsidiary, and also includes advisory directors and directors emeritus.

(k) “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(l) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o) “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(p) “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 3.2.

(q) “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II) if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III) if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422. For purposes of the exercise of an option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(r) Following a Change in Control, a termination of employment by an Employee who is a Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Participant’s principal residence and more than fifteen (15) miles away from the location of the Participant’s principal executive office prior to the Change in Control.

(s) “Incumbent Directors” means:

(I) the individuals who, on the date hereof, constitute the Board; and

(II) any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(t) “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant for Good Reason.

(u) “ISO” has the meaning ascribed to it in Section 3.1(a).

(v) “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(w) “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:

(I) with respect to an Employee, attainment of age 65;

(II) with respect to a Director, attainment of age 70.

(x) “SAR” has the meaning ascribed to it in Section 3.1(b).

(y) “SEC” means the Securities and Exchange Commission.

(z) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(aa) “Service” means service as an Employee, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(bb) “Stock” means the common stock of the Company, $0.50 par value per share.

(cc) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(dd) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services. The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that such leave does not exceed 90 days, or if longer, as long as the Employee’s right to reemployment is guaranteed either by statute or contract.

(III) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(IV) Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section “(dd)” the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A.

(V) With respect to a Participant who is a Director, cessation of service as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(ee) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(ff) “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

(gg) “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

Section 2.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean New York time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE 3—AWARDS

Section 3.1 General. Any award under the Plan may be granted singularly or in combination with another award (or awards). Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 3.7, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

(a) Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee. Unless otherwise specified in the Award Agreement or prohibited by statute, an option awarded to an Employee shall be an ISO. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option. Grants of stock options do not include any dividend equivalent rights.

(b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, shares of Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee in accordance with Section 3.2 hereof. Grants of SARs do not include any dividend equivalent rights.

(c) Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Stock, subject to a vesting schedule or the satisfaction of market conditions or performance measures.

(d) Restricted Stock Unit Awards. A Restricted Stock Unit Award is similar to Restricted Stock Award, except that no shares of Stock are actually awarded to the Participant on the date of grant, and Restricted Stock Units are “deferred compensation” that is subject to Code Section 409A.

Section 3.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee and set forth in the Award Agreement. In no event, however, shall a stock option or SAR be exercised later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each stock option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an Employee or Director of an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof. The total number of shares that may be acquired upon the exercise of an option shall be rounded down to the nearest whole share. Applicable tax withholding shall be deducted in accordance with Section 8.8.

Section 3.3. Restricted Stock Awards and Restricted Stock Unit Awards.

(a) General. Each Restricted Stock Award and Restricted Stock Unit Award shall be evidenced by an Award Agreement, which shall: (a) specify the number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award; (b) specify the date of grant of the Restricted Stock Award or Restricted Stock Unit Award; (c) specify the vesting period, and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares of Stock are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. All Restricted Stock Unit Award Agreements must specify the time and form of payment in accordance with Code Section 409A.

All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by or on behalf of the Committee, together with a stock power executed by the Participant in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant or held in street name (book form). To the extent deemed appropriate by the Committee, the Company may retain the certificates representing shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Evans Bancorp, Inc. and [Name of Participant] dated [Date], made pursuant to the terms of the Evans Bancorp 2009 Long-Term Equity Incentive Plan, copies of which are on file at the executive offices of Evans Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

Restricted Stock Unit Awards shall be evidenced by an award agreement that shall specify the periods of restriction, the number of Restricted Stock Units granted, the time and form of payment of the Awards and such other provisions as the Committee shall determine. Restricted Stock Unit Awards shall be paid in cash, shares of Stock or a combination of cash and shares of Stock as the Committee, in its sole discretion, shall determine.

(b) Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, but otherwise whether or not in cash, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the end of the calendar year in which the Restricted Stock Award vests. Deemed dividends will be credited to the account of any Participants who are granted Restricted Stock Units, and such amounts shall be distributed to the Participant in the same time and form as the underlying Restricted Stock Unit.

(c) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion. Restricted Stock Units are not entitled to vote any shares of Stock.

(d) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is outstanding shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election, or other offer made to or elections made by the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered Restricted Stock Units do not have any tender rights.

Section 3.4 Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) with respect to any Covered Employee shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a) Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); capital; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 4.3.

(c) Adjustments. Pursuant to this Section 3.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation for a Covered Employee, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(d) Termination of Employment/Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain performance-based Restricted Stock Unit Awards and/or performance-based Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, the Bank, and any of their affiliates and/or subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards Agreements and may reflect distinctions based on the reason for termination, and provided that such provisions comply with the requirements of Code Section 409A with respect to Restricted Stock Units.

Section 3.5 Vesting of Awards. If the right to become vested in an award under the Plan (including the right to exercise an option) is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then, unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting shall be three (3) years (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement, or Involuntary Termination of Employment following a Change in Control); provided, however, that unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting with respect to an award granted to Directors shall be one (1) year (subject to acceleration in such similar events as applied to Employees, and providing that service as a director emeritus shall constitute service for purposes of vesting).

Section 3.6 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 3.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 3.7 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 4.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option or SAR previously granted under the Plan.

Section 3.8. Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee or Director shall vest immediately upon such individual’s death, Disability or Retirement. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(a) Upon the Termination of Service for any reason other than Disability, Retirement, death or Termination for Cause, stock options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and stock options and SARs may be exercised only for a period of three months following termination, and any shares of Restricted Stock or Restricted Stock Units that have not vested as of the date of termination shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all stock options, SARs, Restricted Stock Awards and Restricted Stock Units granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c) Upon the Termination of Service for reason of Disability, Retirement or death, all stock options and SARs shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of Termination of Service, and options and SARs may be exercised for a period of one year following Termination of Service. Provided, however, that no option shall be eligible for treatment as an ISO in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain ISO treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment.

(d) The effect of a Change in Control on the vesting/exercisability of stock options, SARs, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 5 hereof.

ARTICLE 4—SHARES SUBJECT TO PLAN

Section 4.1 Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 4.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to

(i) 210,000, plus

(ii) The number of shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable shares.

The maximum number of shares of Stock that may be delivered pursuant to stock options (all of which may be granted as ISOs) is two hundred ten thousand (210,000). The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards, Restricted Stock Units and/or stock settled SARs shall be one hundred five thousand (105,000) shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 4.4.

(b) Computation of Shares Available. For purposes of this Section 4.2 and in connection with the granting of a stock option, SAR, Restricted Stock Award, or Restricted Stock Unit, shares of Stock covered by an Award shall only be counted as used to the extent they are actually issued. Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan. However, the full number of Stock Appreciation Rights or Restricted Stock Units granted that are to be settled by the issuance of shares of Stock shall be counted against the number of shares available for award under the Plan, regardless of the number of shares of Stock actually issued upon settlement of such Stock Appreciation Rights or Restricted Stock Units. Further, any shares of Stock withheld to satisfy tax withholding obligations on Awards issued under the Plan, shares of Stock tendered to pay the exercise price of Awards under the Plan, and shares of Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available shares of Stock under the Plan. Any shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan. The shares of Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

Section 4.3 Limitations on Grants to Individuals.

(a) Stock Options and SARs. The maximum number of shares of Stock that may be subject to stock options or SARs granted to any one Participant who is a Covered Employee during any calendar year and that are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be fifty thousand shares (50,000).

(b) SARs. The maximum annual dollar amount that may be payable to a Participant pursuant to cash settled SARs described under Section 3.1(b) which are granted to any one Participant during any calendar year and are intended to be performance-based compensation (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be one million dollars ($1,000,000).

(c) Stock Awards or Restricted Stock Units. The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 3.1(c) or Restricted Stock Units described under Section 3.1(d) which are granted to any one Participant who is a Covered Employee during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be fifty-five thousand (55,000).

(d) Director Awards. The maximum number of shares of Stock that may be covered by awards granted to all non-Employee Directors, in the aggregate, is 20% of the shares of Stock reserved under this Plan. The maximum number of shares of Stock to be granted pursuant to Section 3.1(a) and Section 3.1(b) (relating to stock options and SARs) is twenty percent (20%) and the maximum number of shares of Stock that may be covered by awards granted to all non-Employee Directors, in aggregate, under Section 3.1(c) and 3.1(d) (relating to Restricted Stock Awards and Restricted Stock Units) shall be twenty percent (20%). The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.

(e) Partial Performance. Notwithstanding the preceding provisions of this Section 4.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate number of shares less than the maximum number of shares that could be awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum number of shares over the number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 4.4 hereof.

Section 4.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of stock options, SARs, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options, SARs and Restricted Stock Awards and Restricted Stock Units, and (iii) the Exercise Price of stock options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options, SARs, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of stock options, SARs, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of stock options, SARs, Restricted Stock Awards or Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles. Unless otherwise determined by the Committee, any such adjustment to a stock option, SAR, Restricted Stock Award or Restricted Stock Unit intended to qualify as “performance-based compensation” shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any stock options or SARs granted under the Plan which remain outstanding shall be converted into stock options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding stock options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the option or SAR being canceled.

(c) The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described above, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Participants under this Plan.

Section 4.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 5—CHANGE IN CONTROL

Section 5.1 Consequence of a Change in Control. Subject to the provisions of Section 4.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:

(a) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director) following a Change in Control, all stock options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the option or SAR).

(b) At the time of an Involuntary Termination of Employment (or as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 3.1(c) and Restricted Stock Units described in Section 3.1(d) shall be fully earned and vested immediately.

(c) In the event of a Change in Control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 5.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a) approval by the shareholders of the Company of a transaction that would result and does result in the reorganization, merger or consolidation of the Company, with one or more other persons, other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the shareholders of the Company of any transaction which would result in such an acquisition;

(c) a complete liquidation or dissolution of the Company or the Bank, or approval by the shareholders of the Company of a plan for such liquidation or dissolution;

(d) the occurrence of any event if, immediately following such event, members of the Company’s Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Company’s Board of Directors:

(i) individuals who were members of the Company’s Board of Directors on the Effective Date of this Agreement; or

(ii) individuals who first became members of the Company’s Board of Directors after the Effective Date of this Agreement either:

(A) upon election to serve as a member of the Company’s Board of Directors by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

(B) upon election by the shareholders of the Company to serve as a member of the Company’s Board of Directors, but only if nominated for election by the affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination; provided that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Company’s Board of Directors; or

(e) any event which would be described in Section 5.2(a), (b), (c) or (d) if the term “Bank” were substituted for the term “Company” therein and the term “Bank’s Board of Directors” were substituted for the term “Company’s Board of Directors” therein. In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank or a subsidiary of either of them, by the Company, the Bank, any subsidiary of either of them, or by any employee benefit plan maintained by any of them. The term “person” shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

ARTICLE 6—COMMITTEE

Section 6.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any decision to make or administer Awards that are made to Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees within the meaning of Code Section 162(m) during the term of the Award. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 6.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance measures, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 7), to cancel or suspend awards, to grant awards as an alternative to, or as the form of payment for, grants or rights earned or due under compensation plans or similar arrangements of the Company, and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and Bylaws of the Company and applicable state corporate law.

Section 6.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then Covered Employees, within the meaning of Code Section 162(m) and are not expected to be Covered Employees at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 6.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 6.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 7—AMENDMENT AND TERMINATION

Section 7.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 3.6, Section 4.4 and Section 7.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 4.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 7.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take affect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 7.2 or Section 3.6 to any award granted under this Plan without further consideration or action.

ARTICLE 8—GENERAL TERMS

Section 8.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 8.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the option while held in the trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this part “(iii”), the option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of non-qualified options under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant. Restricted Stock Awards shall not be transferable prior to the time that such Awards vest in the Participant.

Section 8.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 8.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 8.5 Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 8.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 8.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 8.8 Tax Withholding. Where a Participant is entitled to receive cash or shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax which the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to a stock option or SAR settled in stock, reducing the number of shares of Stock subject to the stock option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to Restricted Stock Award or Restricted Stock Unit, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting; or (iii) with respect to an SAR settled in cash, withholding an amount of cash. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.

Section 8.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 8.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 8.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 6.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 8.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 8.13 Governing Law and Arbitration.

(a) The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Erie County, New York, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

(b) Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Company within fifty (50) miles from the location of the Company’s main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

Section 8.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or specified in such other benefit plan, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 8.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 8.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, three (3) days after deposit in the U.S. mail; or

(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt by facsimile, email or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of each of the Company’s Chief Executive Officer and to the Vice President, Human Resources at the following address: One Grimsby Drive, Hamburg, New York 14075.

Adopted by the Board on                                             .

Adopted by the Shareholders on                                 .

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals— The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2 and FOR Proposal 3.
	1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Robert G. Miller, Jr.	☐	☐	02 - John R. O’Brien	☐	☐	03 - Michael J. Rogers	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Amendment to 2009 Long-Term Equity Incentive Plan to increase the amount of Common Stock available for issuance thereunder from 210,000 to 510,000.	☐	☐	☐	3. Ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2012.	☐	☐	☐

4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Twenty-Fourth Annual Meeting of Shareholders or any adjournment(s) thereof.

B	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Revocable Proxy — Evans Bancorp, Inc.
PROXY FOR THE TWENTY-FOURTH ANNUAL MEETING OF SHAREHOLDERS
Evans Bancorp, Inc. 14-16 North Main Street Angola, NY 14006

This Proxy is solicited on Behalf of the Board of Directors of Evans Bancorp, Inc.

The undersigned hereby appoints Marsha S. Henderson and Lee C. Wortham, as Proxies, each with the power to appoint her/his substitute and hereby authorizes either of them to represent and to vote all the shares of Common Stock of Evans Bancorp, Inc. held of record by the undersigned at the close of business on March 9, 2012 at the Twenty-Fourth Annual Meeting of Shareholders to be held on April 26, 2012, or any adjournments thereof, upon the matters listed on the reverse side hereof.

Each of the Proxies is authorized to vote, in her/his discretion, upon such other matters as may properly come before the meeting or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR each nominee set forth on the reverse side hereof under Proposal 1, FOR Proposal 2 to increase the aggregate number of shares of Common Stock available for issuance under the Evans Bancorp, Inc. 2009 Long-Term Equity Incentive Plan from 210,000 to 510,000, FOR Proposal 3 to ratify the appointment of KPMG LLP as Evans Bancorp Inc.’s independent registered public accounting firm for fiscal year 2012, and with discretionary authority on such other matters as may properly come before the meeting or any adjournment thereof. Shareholders may revoke this proxy following the procedures described in the accompanying Proxy Statement.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated March 22, 2012, and a copy of the Evans Bancorp, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The undersigned hereby revokes any proxy or proxies heretofore given with respect to the Annual Meeting.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.